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                               DATED 5th June 2000



                               CLEARING AGREEMENT



                           SLK GLOBAL MARKETS LIMITED





SLK GLOBAL MARKETS LIMITED                                              (1)

PEAK6 EUROPE LIMITED                                                    (2)


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                                TABLE OF CONTENTS

PART I - INTRODUCTION                                                                                         4
         1     Scope of Agreement                                                                             4
         2     Customer Categorisation and understanding of risk                                              4
         3     Services to Be Provided                                                                        4
         4     Dealings and Rules, Regulations and Restrictions                                               4
PART II - TERMS APPLICABLE TO DEALINGS                                                                        6
         5     Acceptance and Execution of Orders                                                             6
         6     Contracts and Customer Contracts                                                               6
         7     Aggregation of Orders                                                                          7
         8     Customer Actions                                                                               7
         9     Closing Out                                                                                    7
         10    Allocation                                                                                     7
         11    Charges                                                                                        7
         12    Option Premiums in respect of an option Contract matching a Customer Contract:                 8
         13    Delivery to the Customer                                                                       8
         14    Alteration of Contracts                                                                        8
         15    Give-ups                                                                                       8
         16    Delegation                                                                                     9
PART III - MARGIN AND LOANS                                                                                   9
         17    Margin Payments and Client Money                                                               9
         18    Margin Securities                                                                             10
         19    Loans                                                                                         12
         20    Security                                                                                      12
PART IV - MATERIAL INTERESTS, RIGHTS AND LIMITATIONS ON THE LIABILITY OF SLKGM                               12
         21    Material Interests                                                                            12
         22    The Rights of SLKGM                                                                           13
         23    Exclusion of Liability and indemnities                                                        15
PART V - AUTHORISATION AND WARRANTIES                                                                        17
         24    Due Authorisation and Warranties                                                              17
         25    Authorised Instructions                                                                       18
PART VI - GENERAL                                                                                            18
         26    Information                                                                                   18
         27    Retention of Title                                                                            19
         28    Pledge and Set-Off                                                                            19
         29    Certificates Conclusive                                                                       19
         30    Time of the Essence                                                                           19
         31    Force Majeure                                                                                 20
         32    Taxes                                                                                         20
         33    Variation                                                                                     20
         34    Termination                                                                                   20
         35    Assignment and Transfer                                                                       22
         36    Notices, etc.                                                                                 22
         37    Confirmations                                                                                 23
         38    Telephone Calls                                                                               23
         39    Joint Customers where the Customer is more than one person:                                   23
         40    Miscellaneous                                                                                 24
         41    Governing Law and Jurisdiction                                                                24
SCHEDULE 1                                                                                                   26
         Definitions                                                                                         26


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SCHEDULE 2                                                                                                   31
         Permitted Trading                                                                                   31
SCHEDULE 3                                                                                                   34
         Financial                                                                                           34
 SCHEDULE 4                                                                                                  35
         Additional Provisions for Transactions Executed on LIFFE and Linked Contracts                       35
 SCHEDULE 5                                                                                                  40
         Additional Provisions for Transactions Executed on Eurex                                            40
 SCHEDULE 6                                                                                                  41
         Electronic trading and order routing systems                                                        41
 SCHEDULE 7                                                                                                  42
         Traders/Locals                                                                                      42

         Appendix to Schedule 7 - Sub Account Trader Agreement
SCHEDULE 8                                                                                                   48
         FORM OF "GIVE-UP" AGREEMENT                                                                         48
SCHEDULE 9                                                                                                   54
         Third Party Trading Authorisation Form                                                              54

SCHEDULE 10

         Guarantee


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THIS AGREEMENT is made as of this __________day of ________2000 between (1) SLK
GLOBAL MARKETS LIMITED, a company incorporated in England and Wales whose registered office is at 4th Floor, Cheapside House, 138 Cheapside, London EC2V 6LT ("SLKGM") and (2) the Customer named in the Account Application

PART I -  INTRODUCTION

1         SCOPE OF AGREEMENT

          The terms of this Agreement shall govern all Customer Contracts entered into with the Customer by SLKGM or any other Affiliate where the Transaction is arranged by that Affiliate. Words and expressions used in this Agreement have the meanings given to them in Schedule 1 to this Agreement. Headings are for convenience only and shall not affect the construction of this document.

2         CUSTOMER CATEGORISATION AND UNDERSTANDING OF RISK

2.1 SLKGM is regulated by the SFA in its conduct of investment business. SLKGM will treat the Customer as a non-private customer for the purpose of all investment business referred to in Clause 3 which is carried on by SLKGM with or on behalf of the Customer, unless the Customer has been sent a separate Market Counterparty Notice by SLKGM, in which case SLKGM will treat the Customer as a market counterparty without the benefit of protections afforded to customers.

2.2 The Customer understands that Transactions in financial Futures and Option Contracts and Contracts for Differences involve a high level of risk and are geared investments which may result in a loss of funds substantially exceeding initial premiums and subsequent Margin deposits. The Customer will rely on its own judgement (and that of any other advisers it may have) in deciding on Customer Contracts and Transactions under this Agreement and not on any communication, comment, expression of opinion or information given by SLKGM. The Customer confirms it has the necessary experience and understanding to transact business under this Agreement and indemnifies SLKGM against all costs, claims and liabilities whatsoever in relation to the Customer's decisions and Customer Contracts and Transactions resulting from them.

3         SERVICES TO BE PROVIDED

3.1 The services which SLKGM may provide to the Customer are execution, clearing and settlement services in financial Futures and Option Contracts and Contracts for Differences traded on an Exchange, together with any other services which may be agreed between the parties.

3.2 SLKGM shall not provide any advice under the terms of this Agreement and any communication, comment, expression of opinion by SLKGM and information from SLKGM shall be incidental to the conduct of SLKGM's business as a executing broker and clearing and settlement service provider and should not be regarded by the Customer as advice nor relied upon as the basis for any decision by or on behalf of the Customer. SLKGM shall have no discretionary authority, power or control over any decisions made by or on behalf of the Customer.

4         DEALINGS AND RULES, REGULATIONS AND RESTRICTIONS

4.1       All Customer Contracts and Transactions shall be subject to Applicable
          Law.

          (a) If there is any conflict between this Agreement and Applicable Law, the latter will prevail.

          (b) SLKGM may take or omit to take any action it considers fit or appropriate to ensure compliance with Applicable Law and all such actions taken by SLKGM will be binding on the Customer.


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4.2       SLKGM is authorised by the Customer at any time to do anything or disclose any matters about the Customer or the Customer's dealings (whether or not pursuant to this Agreement) if required by any Applicable Law, or which SLKGM is requested to do or disclose by any Regulatory Body.

4.3 The terms contained in the Schedules (as amended from time to time) shall apply. SLKGM may from time to time send to the Customer further schedules in respect of Exchanges, Contracts or Customer Contracts or other aspects of this Agreement and the relationship of the parties and services provided under it. In the event of any conflict between the terms of any schedule and these terms, the terms of the schedule shall prevail. The fact that a term is specifically included in a schedule in respect of one Exchange, Contract or Customer Contract or matter shall not preclude a similar term being expressed or implied in relation to any other Exchange or Contract or Customer Contract or matter.

4.4 The Customer shall be bound by the restrictions placed upon it by SLKGM as detailed in Schedule 2 (Permitted Trading) as amended from time to time. The Customer shall only deal in accordance with and adhere to the restrictions detailed in Schedule 2. Should any account of the Customer's ("Account") result in a deficit net liquidating balance, SLKGM may require the Customer to sign documentation, satisfactory to SLKGM, further confirming the Customer's obligation to SLKGM arising in accordance with this Agreement. Should this documentation be required by SLKGM, the Customer's trading activity may be restricted by SLKGM in a manner to be determined by SLKGM pending receipt by SLKGM of such documentation signed by the Customer. SLKGM may in any event restrict the Customer's ability to place opening trades if the Account is in a deficit net liquidating position and/or deficit Margin position.

          Where a Transaction is to be executed on an Exchange by an Affiliate of SLKGM based outside the UK, a separate agreement shall be executed between the parties.

4.5 The Customer agrees that in respect of any electronic trading facilities SLKGM may agree to provide to the Customer:

          (a) the Customer will at all times keep secret any passwords, identification codes or other access information provided to the Customer by SLKGM for the purpose of electronic trading;

          (b) the Customer will at all times keep safe any access card, key or other physical device which provides entry to any premises or system, including both computer hardware or software, of SLKGM;

          (c) if the Customer discloses, or suspect that it may have disclosed, its password, either deliberately or inadvertently, to a third party the Customer will immediately notify SLKGM's Compliance Officer or Director of Derivative Clearing;

          (d) the Customer will not attempt to gain access to any electronic trading system, to which it has explicitly been given access or otherwise, using the access rights, identification or physical device of any other person or Customer or organisation;

          (e) if, for any reason whatsoever, any member of SLKGM's staff, including but not limited to the SLKGM's Compliance Officer or Director of Derivative Clearing, believes on reasonable grounds that the security of any system or any premises has been compromised they may suspend trading on the Customer's account without further liability on the part of SLKGM.

4.6       The Customer agrees that:

          (a) it will not act, or permit, or encourage any other person to act, in any manner that is disruptive to an orderly trading environment within an Exchange or any premises of SLKGM or in respect of any electronic trading facility provided by SLKGM;


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          (b)  it will not deface, damage or otherwise injure any property, computer hardware or software of SLKGM or contained within any premises of SLKGM or provided by SLKGM.

PART II - TERMS APPLICABLE TO DEALINGS

5         ACCEPTANCE AND EXECUTION OF ORDERS

5.1 The Customer may only give instructions for a Transaction through an Approved Broker or Approved System or direct to SLKGM in a manner agreed with SLKGM and in accordance with any requirements in Schedule 2 and Clause 4.4.

5.2 Notwithstanding any other provision in this Agreement, SLKGM is not under any obligation to execute, clear or settle or otherwise enter into any particular Transaction, or to accept and act in accordance with any order or instruction, nor is it obliged to give any reason for declining to do so.

5.3 If SLKGM declines to carry out a Transaction it shall promptly notify the Customer accordingly, but shall have no liability for any expense, loss or damage incurred by the Customer by reason of any omission so to do other than as a result of its bad faith, wilful default or negligence; in no event shall SLKGM have any liability for any consequential or special damage.

5.4 Each order given by the Customer is accepted and executed, cleared or settled, and each Customer Contract will be entered into, on the basis that SLKGM contracts with the Customer only as a principal and not as the Customer's agent, unless:

          (a)  otherwise required by Market Requirements;

          (b) SLKGM contracts as executing broker and Market Requirements do not oblige it to act as principal.

5.5 SLKGM shall not owe the Customer any duty of best execution under the SFA Rules or otherwise.

6         CONTRACTS AND CUSTOMER CONTRACTS

6.1 If SLKGM carries out a Transaction on the request of the Customer or pursuant to Clause 21:

          a) a corresponding Customer Contract shall come into existence on the purchase or sale of a Contract or, as the case may be, exercise and assignment of an Option Contract in respect of which the underlying Asset is a Futures or Option Contract, and shall cease to exist on closing out or on settlement and/or delivery of the Contract; and

          b) the Customer shall have the obligations in relation to the Transaction and the corresponding Customer Contract as mentioned in this Agreement.

6.2 For each Customer Contract, SLKGM will have made or placed an equivalent Contract on the relevant Exchange (by open outcry on the floor of, or on an automated trading system administered by, or otherwise in accordance with the rules of an Exchange) or SLKGM will have entered into an equivalent Contract with or through a Broker pursuant to Clause 16 or accepted the assignment of such a Contract and so will thereby have an interest in the Transaction.

6.3 Any Contract acquired by SLKGM as a result of the Customer's instructions shall, unless the position has been closed out, result in the Customer becoming liable to SLKGM under the corresponding Customer Contract for the maintenance of Margin, actual delivery of its underlying Asset or payment of the relevant price, under and subject to Market Requirements and the provisions of this Agreement.


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7         AGGREGATION OF ORDERS

          SLKGM may aggregate the Customer's orders with its own (in-house) orders, orders of its Affiliates, connected customers and other customers. Such aggregation may be to the advantage or disadvantage of the Customer.

8         CUSTOMER ACTIONS

8.1 The Customer shall, forthwith upon request by SLKGM, take such action and supply to SLKGM in relation to any Customer Contract such information as SLKGM may request concerning the delivery and/or settlement, and/or if an option Contract, exercise, assignment or allocation, of any corresponding Contract which has not been closed out.

8.2 Notwithstanding clause 8.1 and regardless of any right of equity, set-off or counterclaim which the Customer has or alleges against SLKGM or any connected person, the Customer shall promptly take all actions (including the supply of information), necessary to enable due settlement and/or delivery by SLKGM, in accordance with Market Requirements, of any Contract which has not been closed out at the time it falls due under its terms (including, where applicable, on any nominated delivery day) to be performed. If the Customer does not take all such actions, SLKGM may take all actions as may, in SLKGM's absolute discretion, be necessary, desirable or expedient (including without limitation that specified in Clause 21).

8.3 The Customer understands that the Exchanges and Clearing Houses on which Contracts may be executed have established exercise cut-off times for the tender of exercise instructions in relation to option Contracts and that Customer Contracts matching such option Contracts will become worthless if the Customer does not deliver instructions by such expiration time or such earlier expiration time as SLKGM may specify. The Customer acknowledges that SLKGM may establish exercise cut-off times which may be earlier than the times established by the relevant Exchange and/or Clearing House and that the Customer shall have no claims against SLKGM arising out of the fact that an option was not exercised, save in circumstances where the option was not exercised as a direct result of SLKGM's negligent failure to inform the Customer of its own exercise cut-off time in respect of the particular options.

9         CLOSING OUT

          Subject to this Agreement and Market Requirements and any further requirements notified by SLKGM to the Customer, the Customer may at any time before the date for performance of a Customer Contract request SLKGM to Close Out any matching Contract or, if a purchased option Contract, exercise the same in accordance with its terms. If such closing out or exercise would result in a sum of money being due to SLKGM and/or to the relevant Exchange, Clearing House or Broker in relation to the corresponding Customer Contract or matching Contract, SLKGM shall notify the Customer of that amount, which shall be payable forthwith by the Customer to SLKGM.

10        ALLOCATION

          Where the relevant Clearing House and/or Broker does not allocate long Open Contracts at maturity direct to a specific account of SLKGM or to short Customer Contracts, or vice versa, SLKGM shall have complete discretion to allocate the same at random or in a way which seems to it to be fair and equitable.

11        CHARGES

11.1 SLKGM's Charges are as notified in Schedule 3 (as the same may be amended by SLKGM by notice in writing to the Customer from time to time) and will either be a commission or a mark-up or mark-down on the fee payable by it to any Exchange, Clearing House or Broker for the relevant Transaction and interest and any other amounts as SLKGM and the Customer may agree from


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          time to time together with any applicable Taxes pursuant to Clause 30.
          Such Charges vary according to the transaction and customer, and consequently the Charges paid by the Customer for any particular transaction may differ from those payable by another customer in a similar transaction.

12        OPTION PREMIUMS IN RESPECT OF AN OPTION CONTRACT MATCHING A CUSTOMER
          CONTRACT:

(a) if the Customer is a buyer, the Customer will pay SLKGM on demand any premium payable under the relevant Market Requirements (the "premium"); and

(b) if the Customer is a seller, when SLKGM receives premium from the relevant Exchange, Clearing House or Broker, SLKGM will pay it into the Clearing Account, for the Customer's account. The Customer may be required to pay further Margin in respect of the relevant Contract and corresponding Customer Contract.

13        DELIVERY TO THE CUSTOMER

          SLKGM shall (subject to compliance by the Customer with its obligations under this Agreement) upon receipt of any sums and/or Assets (including documents of title thereto) payable or receivable pursuant to a Transaction deliver such sums and/or Assets to the Customer in respect of any Customer Contract subject to the deduction of any Margin, Charges and Taxes to the extent the same have not already been paid or satisfied by the Customer and other liabilities of the Customer.

14        ALTERATION OF CONTRACTS

          If, where applicable, the relevant Exchange, Clearing House and/or Broker requires any alteration in the terms or conditions of any Contract including in relation to the subject Assets, SLKGM may without referring to the Customer take all actions as may, in SLKGM's absolute discretion, be necessary, desirable or expedient to comply therewith or as a result thereof or to avoid or mitigate any loss resulting from such alteration. Any actions taken by SLKGM shall be binding upon the Customer, and any alteration shall be deemed incorporated into the corresponding Customer Contract. SLKGM shall notify the Customer of any alterations (in advance, where reasonably practicable).

15        GIVE-UPS

15.1 The Customer shall not be entitled to instruct a Broker to effect or otherwise require a Futures or Options Contract or Contract for Differences to be entered into for give up to SLKGM unless such instruction is given to and such contract entered into through an Approved Broker in accordance with the provisions of this Agreement and of a subsisting Give Up Agreement with that Approved Broker.

15.2 In respect of a Contract entered into on behalf of the Customer, where SLKGM acts as executing broker in the expectation that such Contract would be allocated to a third party specified by the Customer (the "clearing broker"):

(a) if such clearing broker accepts the allocation, SLKGM shall (without prejudice to any claim it or any Exchange or Clearing House may have for Charges, commission or other payment) upon such acceptance cease to be a party to the Customer Contract and shall have no obligation to the Customer for its performance.

(b) if such clearing broker declines to accept the allocation, SLKGM shall be entitled at its option either to confirm the Contract or to liquidate the Contract by such sale, purchase, disposal or other transaction or cancellation as it may in its discretion determine, whether on the Exchange or by


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          private contract or any feasible method, and any balance resulting from such liquidation shall be promptly settled between SLKGM and the Customer.

16        DELEGATION

16.1 SLKGM may arrange for any of its Affiliates or any other member of a relevant Exchange to carry out all or part of the services which SLKGM agrees to provide to the Customer under this Agreement.

16.2 SLKGM may designate a Broker to execute, clear and/or settle any Transaction, subject to Applicable Law and any conditions SLKGM may impose.

PART III - MARGIN AND LOANS

17        MARGIN PAYMENTS AND CLIENT MONEY

17.1 SLKGM does not treat money held by it on behalf of the Customer in accordance with the Client Money Rules as defined in SFA Rules. As a consequence, the Customer's money will not be segregated from SLKGM's money and will be used by SLKGM in the course of SLKGM's business. The Customer will therefore rank as a general creditor of SLKGM.

17.2 The Customer shall pay to SLKGM on demand within 24 hours of such demand or earlier as specified in such demand such sums by way of Margin as SLKGM may in its absolute discretion from time to time require in respect of all present, future or contemplated Contracts and Customer Contracts. For the avoidance of doubt, such Margin to be taken by SLKGM from the Customer may include any amount of margin required under the rules and regulations of the relevant Exchange and/or Clearing House and such future sums as SLKGM deems appropriate. Such sums may, in the absolute discretion of SLKGM, be satisfied by way of deposit or transfer of Charged Securities on the terms of Clause 18. The Customer is responsible for maintaining appropriate arrangements with SLKGM at all times for the communication of Margin calls by SLKGM.

17.3 SLKGM shall as soon as practicable pay or credit all money received from or for the account of a Customer by way of Margin in the currency, of the relevant Contract (or, if agreed by SLKGM and the Customer, in another currency) to one or more Clearing Accounts denominated in that currency, each of which accounts may contain money held for more than one customer and one or more other persons for whom SLKGM is providing services.

17.4 Settlement of all Transactions (including Margin payments thereon) will be made in the currency of the relevant underlying Contract, and the Customer bears all exchange rate risk and cost and charges in respect of any conversion of currency. SLKGM shall effect any such conversion at such market rate or rates as it shall in its absolute discretion determine.

17.5 Interest shall be paid on such part of the money received by way of Margin as is specified in Schedule 3 in accordance with the terms and conditions as set out in Schedule 3 for the time being in force. SLKGM shall be entitled to use money of the Customer in the Clearing Account to pay all sums including Charges and Taxes due or which may become due to SLKGM or payable by SLKGM on behalf of the Customer pursuant to this Agreement and all costs, damages, losses, liabilities or expenses whatsoever (other than ordinary administrative or operational expenses) which may be incurred by SLKGM directly or indirectly in connection with, or as a result of, any services performed for or action permitted in relation to the Customer under this Agreement (including liabilities to a Broker) whether incurred before or after liquidation or bankruptcy of the Customer except to the extent that such are incurred by the gross negligence, wilful default or fraud of SLKGM.


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17.6      SLKGM may also withdraw money held in a Clearing Account towards payment of any Charges and Taxes then due and to pay to any Broker, Clearing House, Exchange or other party all margins, premiums and other amounts demanded or due in respect of Transactions and Customer Contracts, and for any other purposes permitted under this Agreement.

17.7 Any loss incurred on default by an Exchange, Clearing House or Broker in respect of Margin paid by SLKGM shall be borne by all customers of SLKGM at the date of such loss pari passu in proportion to their respective entitlements to moneys in the relevant Clearing Account at such date.

17.8 Subject to Applicable Law, SLKGM shall in its absolute discretion as to the terms thereof and any rate of return earned thereon have power to invest, realise such investment and/or reinvest any sums standing to the credit of the Clearing Account in any investment, security, currency, asset or deposit it thinks fit, whether or not with, through or in an Affiliate and whether or not by leaving the same on deposit with any Clearing House and/or Broker. The limitations on the type or method of investment contained in the Trustee Investments Act 1961 (as amended or re-enacted from time to time) shall not apply. Any such investment shall be subject to the provisions of this Agreement relating to Charged Securities.

18        MARGIN SECURITIES

18.1 The Customer may deposit or transfer Charged Securities by way of Margin subject to the absolute discretion of SLKGM to refuse the type of Charged Securities in whole or in part that the Customer intends to deposit, and demand that the Customer provide money or alternative Charged Securities as replacement. In each case the Customer with full title guarantee in relation to each disposition hereunder as continuing security for all of its liabilities and obligations to SLKGM, charges:

          (a) by way of first fixed charge, all Charged Securities in respect of which the Customer has deposited or deposits the relevant certificates or documents of title with SLKGM (or as SLKGM may direct) by way of Margin; and

          (b) by way of first fixed legal charge, all Charged Securities in respect of which the Customer has transferred or transfers title to SLKGM (or as SLKGM may direct) by way of Margin, such transfer to occur by a clearing mechanism acceptable to SLKGM.

          Valuation of Charged Securities and the percentage of such valuation to be attributed to them for the purposes of calculating the Customer's satisfaction of Margin shall be in accordance with Schedule 3 Part II or as otherwise specified to the Customer by SLKGM in its absolute discretion.

18.2 SLKGM may, in its discretion, permit the Customer to deliver by way of Margin Charged Securities other than those accepted by the relevant Exchange or Clearing House as Margin. Such arrangements shall be subject to such additional terms as SLKGM may specify.

18.3 The Customer will forthwith execute on request all transfers, assignments, mortgages, charges and other documents, give notices and directions, and do any other acts and things SLKGM may specify, to enable SLKGM or its nominees to be registered as the owner of or otherwise obtain legal title to any Charged Securities, to perfect SLKGM's rights with respect to any security referred to in this Agreement, to secure further the Customer's liabilities and obligations, to enable SLKGM to exercise its rights hereunder, or to satisfy any Market Requirement.

18.4 Certificates or documents of title to any Securities deposited or transferred by the Customer pursuant to Clause 18 may be held by or registered in the name of SLKGM or, subject to Applicable Law, by or in the name of any other person on its behalf and to its order, in each case as permitted under Applicable Law. Charged Securities will not be registered in the name of the Customer, unless SLKGM agrees otherwise. SLKGM shall have no liability for default by any


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          person holding such securities except in respect of the fraud, wilful default or negligence of SLKGM or any nominee company controlled by SLKGM or an Affiliate.

18.5 The Customer represents and warrants it has full title to and beneficial ownership of the Charged Securities free from any charge, lien, pledge, encumbrance or other third party interest and undertakes neither to create nor to have outstanding any security interest whatsoever over nor agree to assign or transfer any of the Charged Securities held by way of Margin by SLKGM (except for the security interest created hereby or pursuant hereto) (unless the Customer has expressly notified SLKGM in writing that the Customer is acting as trustee or agent in which case the Customer gives such representation warranty and undertaking on behalf of the person or persons for whom it is trustee or agent).

18.6 SLKGM will collect dividends, interest and other rights accruing in respect of Charged Securities and pending re-transfer or re-delivery, SLKGM shall pay to the Customer any income it receives in respect of Charged Securities, net of any Taxes payable by SLKGM in respect of such income. The Customer may direct SLKGM as to the exercise of any voting or other rights (including conversion and subscription rights) conferred on any Charged Securities to be exercised by SLKGM and direct what action is necessary in relation to take-overs, other offers and capital reorganisations. SLKGM shall use reasonable endeavours to carry out any such directions which are received not less than two London Business Days before the relevant action is to be taken or right exercised. If SLKGM does not receive any such directions two London Business Days before the relevant time or if any instructions received are unclear or ambiguous then SLKGM may act or refrain from acting as it in its absolute discretion sees fit. References in this paragraph to SLKGM shall include references to any person specified in Clause 18.4.

18.7 All Charged Securities shall be held by SLKGM for the purposes of satisfying any and all of the Customer's obligations and liabilities under this Agreement. SLKGM may, without prior notice, free of any interest therein of the Customer, any client of the Customer or any other person for whom the Customer is trustee or agent:

          (a) deposit, charge, pledge or otherwise create security over the Charged Securities with, to the order of or in favour of any Exchange, Clearing House or Broker,

               (i) on any terms as such Exchange or Clearing House may prescribe in respect of Contracts, Customer Contracts or contracts of any other customer of SLKGM, and

               (ii) on terms that, subject to Applicable Law, the Broker may deal with the Charged Securities in accordance with Market Requirements and any agreement made with SLKGM.

               The relevant Exchange, Clearing House or Broker may enforce and retain such deposit, charge, pledge or other security to satisfy any obligation of the Customer or SLKGM or any of its other customers to the Exchange, Clearing House or Broker;

          (b) register, sell, realise, charge or otherwise deal with the Charged Securities on such terms (including as to the consideration received therefor) as SLKGM may in its absolute discretion think fit (with prior reference to the Customer where practicable, but in any case with subsequent notice to the Customer, and without being responsible for any loss or diminution in price) and for the purposes of carrying out the powers set out above, the Customer hereby appoints SLKGM as its attorney and on its behalf to execute any transfer and no further party shall be concerned to inquire as to the validity of the exercise of such power or the circumstances giving rise to such transfer. Any consideration received will be credited to the Clearing Account; and


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          (c)  The Customer undertakes to execute any consent form required by an Exchange, Clearing House or Broker in order to ensure the satisfactory operation of Clause 18.7(a) and (b) above.

18.8 If Charged Securities are denominated in a different currency than the currency in which any relevant cost, damages, loss, liability or expense is denominated, SLKGM may convert any amount realised at the current market rate as SLKGM determines at the time.

18.9 Any restrictions in the power of SLKGM to sell or otherwise deal with Charged Securities contained in the Law of Property Act 1925 or any other Applicable Law are, to the extent permitted by that law, excluded.

18.10 Upon SLKGM's determination that all costs, damages, losses, liabilities (present or future, actual or contingent) and expenses incurred under this Agreement have been satisfied, discharged or otherwise released, SLKGM shall re-transfer or re-deliver any certificates or documents of title relating to the Charged Securities upon request provided that SLKGM may re-deliver Charged Securities different from the original Charged Securities or original type of Charged Securities or money representing such Securities.

18.11 The Customer shall not be entitled to substitute any Charged Securities without the express prior written consent of SLKGM which may be withheld in its sole discretion in any particular case.

19        LOANS

19.1 If permitted by Applicable Law (which for the avoidance of doubt includes rules and regulations of the Exchange(s) specified in
          Schedule 2 Part II), SLKGM may from time to time at its discretion make loans to the Customer on the terms and subject to the interest provided in Schedule 3 but is under no obligation to do so.

19.2      Any loan made by SLKGM to the Customer may be in any currency and be made by:

          19.2.1 SLKGM meeting an obligation or liability of the Customer, including obligations due to itself or to any Clearing House or Exchange member; or

           19.2.2 SLKGM paying the relevant sum to the Customer or into the Customer's Clearing Account.

19.3 Any loan made by SLKGM to the Customer shall be repaid on demand in the currency or currencies in which the relevant advance was made.

20        SECURITY

          SLKGM may, as a condition precedent for providing or continuing to provide its services under this Agreement, require the Customer to provide or procure the provision of one or more Guarantee(s) and/or such other security or credit support as may be required by SLKGM by notice in writing to the Customer.

PART IV - MATERIAL INTERESTS, RIGHTS AND LIMITATIONS ON THE LIABILITY OF SLKGM

21        MATERIAL INTERESTS

21.1 The relationship between the Customer and SLKGM is as described in this Agreement. Neither that relationship nor the services provided by SLKGM nor any other matter will give rise to any fiduciary or equitable duties on SLKGM's part which would prevent or hinder it from doing business for or with the Customer (whether as principal or agent), doing business with or for Affiliates, connected customers, and other investors and generally acting as provided or referred to in this Agreement. References to SLKGM in this Clause shall include all Affiliates of SLKGM.


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21.2      SLKGM may enter into Transactions with or for the Customer, act as the
          Customer's agent or provide any other service under this Agreement, notwithstanding that it may have a relationship, arrangement or interest that is material in relation to the Transaction concerned and/or the Asset underlying any Contract or Customer Contract, including (but not limited to) the following circumstances where:

          (a) SLKGM has acted, is acting or is seeking to act as a lender to the issuer (or any of its affiliates) of the Assets which are the subject of a Transaction;

          (b) SLKGM has sponsored or underwritten or otherwise participated in, or is sponsoring, underwriting or otherwise participating in the Assets which are the subject of a Transaction;

          (c) SLKGM has a holding, dealing or market making position or may otherwise be trading or dealing in the Assets which are the subject of a Transaction or Assets of any kind underlying, derived from or otherwise directly or indirectly related to such Transaction;

          (d) SLKGM has received or is receiving payments or other benefits for giving business to the firm with which the Customer's order is placed;

          (e) SLKGM has been or is an affiliated company of the issuer (or any of its affiliated companies) of the Assets which are the subject of a Transaction;

          (f) SLKGM is matching the Customer's Contract with that of any other customer (including without limitation itself, any Affiliate, connected customer or other customer of SLKGM) either by acting on behalf of such person as well as on behalf of the Customer (an 'agency cross') or by executing matching transactions at or about the same time with the Customer and such persons ("back-to-back principal trade').

21.3 No further disclosure to the Customer is required of any relationship, arrangement or interest which falls within one of the circumstances referred to in Clause 21.2, and SLKGM shall be entitled to retain any profit or benefit arising as if no such relationship, arrangement or interest existed.

21.4 SLKGM shall not be obliged to disclose to the Customer any matter, fact or thing, whether or not such disclosure would or might be a breach of any duty owed by SLKGM to any other person, and shall not be obliged to disclose to the Customer any matter, fact or thing which comes to the notice of any of its employees, officers or directors if the employee, officer or director who is dealing for or with the Customer is unaware of such matter, fact or thing.

21.5 SLKGM may in its absolute discretion decline to carry out a Transaction for or with the Customer where it has an interest in respect thereof which will or may conflict with the Customer's interest.

21.6 The Customer acknowledges that market information provided by SLKGM may be based upon information which is incomplete and unverified. The Customer understands that SLKGM is under no obligation to furnish the Customer with information regarding trading in Contracts hereunder or the tax consequences thereof. Further, the Customer acknowledges that information provided to it at any given time may be different from information provided to other similar customers of SLKGM due to individual analysis of fundamental and technical factors by different personnel associated with SLKGM and that such information may not be consistent with SLKGM's investments, or those of any of its Affiliates, directors, employees or agents.

22        THE RIGHTS OF SLKGM

22.1 SLKGM may at any time without prior notice in its absolute discretion take such steps as it may consider necessary or desirable to comply with or perform, cancel or satisfy any obligations of SLKGM to the relevant Exchange, Clearing House and/or Broker or any counter party in respect of any Contract or Contracts acquired on the instructions of the Customer, including closing out


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          and/or performing any or all such Open Contracts. In exercising its rights hereunder, SLKGM may (without limitation):

          (a) buy or sell the Asset underlying any Open Contract in any manner, including to or from itself or any Affiliate;

          (b) buy or sell Futures or Options Contracts or Contracts for Differences;

          (c) open new long or short positions in order to establish a hedge or trading strategy it deems appropriate;

          (d)  borrow, buy or sell any currency;

          (e)  apply any Margin;

          (f) cancel, terminate or otherwise liquidate any Transaction between SLKGM and the Customer; and /or

          (g) set-off any obligations to the Customer against any of the Customer's obligations to SLKGM;

          in each case so that all sums expended and liabilities incurred by SLKGM in excess of any sums held in the Clearing Account for the Customer or Charged Securities shall be paid by the Customer to SLKGM on demand.

22.2      On the exercise of SLKGM's rights under Clause 22.1 above:-

          (a) SLKGM shall not be obliged to deliver to the Customer in respect of any corresponding Customer Contract the underlying Asset or any money received or receivable on closing out or otherwise until all liabilities of the Customer to SLKGM are satisfied or discharged to the satisfaction of SLKGM and all sums owed by the Customer to SLKGM are paid; and

               (i) any such underlying Asset shall be subject to the charge in Clause 18 and may be registered in the name of SLKGM or of its nominee (which nominee may be an Affiliate), and SLKGM or such nominee may hold the documents of title or certificates evidencing title to such Asset;

               (ii) if such amounts are not paid and/or the Customer's liabilities to SLKGM are not satisfied or discharged to its satisfaction, SLKGM may sell or realise the underlying Asset upon terms (including the consideration received therefor) as it in its absolute discretion thinks fit, without being responsible for any loss or diminution in price; any consideration received shall be credited to the Clearing Account;

               (iii) any income received in respect of such Asset, net of any
                     Taxes payable by SLKGM (whether by withholding or otherwise) in respect of such income, shall be credited to the Clearing Account; and

          (b) all amounts owing to SLKGM hereunder shall become immediately payable.

22.3 If SLKGM has reason to believe that the Customer may be unable or unwilling to settle any Customer Contract or perform any other obligations under this Agreement and notifies the Customer accordingly or if the Customer goes into administration or liquidation or becomes insolvent or winds itself up or resolves to do so or a petition seeking a bankruptcy, administration or winding up order is issued in relation to the Customer, the Customer's obligations under this Agreement or in relation to Customer Contracts shall be accelerated so as to require payment, delivery or other performance at the time the Customer receives such notice or such event occurs


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          and all Contracts acquired at the Customer's request shall be deemed to have been closed out at such date at the then prevailing exchange price, provided that the Customer shall indemnify SLKGM for any loss suffered by SLKGM until such Contracts shall actually have been closed out.

22.4 If the Customer shall fail on any Exchange Business Day to meet a demand for payment of Margin SLKGM may, in its absolute discretion, unless satisfied on reasonable grounds that the failure is due to temporary circumstances beyond the Customer's control and that action has been taken by the Customer or on behalf of the Customer which will ensure that the demand will be met in full without further delay, close out any or all Contracts acquired on the instructions of the Customer.

22.5 SLKGM shall in no circumstances be obliged to close out Contracts or take any other action in respect of Open Contracts acquired on the instructions of the Customer and, in particular, no failure of the Customer to pay Margin when demanded shall be taken to oblige SLKGM to close out any relevant Contract to which such Margin is attributable.

22.6 SLKGM may convert any funds realised pursuant to this Clause 22 at such rate or rates and into such currencies as it reasonably considers appropriate at the relevant time.

23        EXCLUSION OF LIABILITY AND INDEMNITIES

23.1 All Transactions and all fluctuations in the market price of Contracts will be at the Customer's risk and the Customer will be solely liable therefor under all circumstances. The Customer represents and warrants that it is willing and financially able to sustain a total loss of funds resulting from Transactions hereunder and that the trading of Futures and Options Contracts and Contracts for Differences are suitable investment vehicles for the Customer.

23.2 SLKGM shall not be liable for any expense, loss or damage suffered by the Customer or to account to the Customer for any profit or gain accruing to SLKGM, as a result of SLKGM:

               (i) trading or dealing in Futures or Option Contracts in any Asset (or any other asset which does or may form part of such Asset) underlying any Contract or Customer Contract; or

               (ii) dealing in respect of Contracts or Customer Contracts with the Customer; or

               (iii) holding or investing any Margin.

23.3 SLKGM shall not be liable (in respect of the relevant Customer Contract, any matching Contract or otherwise) if the relevant Exchange, Clearing House and/or Broker has ceased for any reason (including netting off SLKGM's positions with it) to recognise the existence of any Contract, or fails to perform or close out any Contract, but the fact that the relevant Exchange, Clearing House and/or Broker has so ceased or failed shall not affect the Customer's obligations and liabilities hereunder in respect of Contracts which it has instructed SLKGM to open and which have not been closed out or other obligations or liabilities of the Customer arising therefrom.

23.4 Neither SLKGM nor any of its Affiliates nor any of its or their employees, officers or directors shall be liable for any loss resulting from any act or omission made under or in connection with this Agreement, except where such loss results from any bad faith, wilful default, fraud or gross negligence of SLKGM or any of its employees, officers or directors.

23.5 Neither SLKGM nor any of its Affiliates nor any of its or their employees, officers or directors shall have any responsibility or liability whatsoever:

          (a) in respect of any communication, comment, expression of opinion or information which may be given to the Customer concerning or in pursuance of this Agreement or any Contract, Customer Contract, or Transaction; or


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          (b)  for any expense, loss or damage suffered by the Customer as a result of SLKGM carrying out the instructions of the Customer or carrying out or failing to carry out any actions permitted under this Agreement; or

          (c)  for any special, indirect or consequential losses; or

          (d)  for the solvency, acts and omissions of:

               (i) any nominee, custodian or other third party which holds any Charged Securities pursuant to Clause 18;

               (ii)  any bank with which SLKGM maintains a Clearing Account; or

               (iii) any other third party with which SLKGM transacts business or which is appointed by SLKGM on the Customer's behalf to carry out all or part of the services which SLKGM agrees to provide to the Customer under this Agreement (including, without limitation, executing, clearing and/or settling a Transaction) provided that SLKGM shall make available to the Customer, when and to the extent reasonably so requested, any rights which SLKGM may possess against such person;

               provided that SLKGM has selected any such nominee, custodian or other third party in good faith.

23.6 The Customer shall upon demand indemnify and keep indemnified SLKGM or any of its Affiliates against any cost, expense, damage, loss or liability whatsoever which may be suffered or incurred by SLKGM or its Affiliates directly or indirectly (including without limitation those incurred to a Broker, Exchange or Clearing House) as a result of or in connection with any Contract acquired or Transaction effected on the instructions of the Customer or in relation to a corresponding Customer Contract or arising out of or in relation to any act or omission by SLKGM permitted under this Agreement (including any costs of enforcing the same). This indemnity will not apply if any cost, expense, damage, loss or liability results primarily from the bad faith, wilful default, fraud or gross negligence of SLKGM.

23.7 If any action or proceeding is brought by or against SLKGM by or against a third party in relation to this Agreement or any Transaction or Customer Contract, the Customer agrees to co-operate to the fullest extent possible in the defence or prosecution of such action or proceeding.

23.8 No provision of this Clause 23 shall operate to exclude or otherwise restrict any duty or liability owed by SLKGM to the Customer which may not, under Applicable Law, be excluded or restricted.

23.9 If, under any applicable law or regulation or pursuant to a judgement or order being made or registered against the Customer or the insolvency, bankruptcy or liquidation of the Customer or without limitation for any other reason, any payment under or in connection with this Agreement is made or falls to be satisfied in a currency (the "payment currency") other than the currency in which such payment is expressed to be due (the "contractual currency") then, to the extent that the amount of such payment actually received by SLKGM, when converted into the contractual currency at the rate of exchange, falls short of the amount due under or in connection with this Agreement, the Customer, as a separate and independent obligation, shall indemnify and hold harmless SLKGM against the amount of such shortfall. For the purposes of this Clause, "rate of exchange" means the rate at which SLKGM is able on or about the date of such payment to purchase, in accordance with its normal practice, the contractual currency with the payment currency and shall take into account (and the Customer shall be liable for) any premium and other costs of exchange including any taxes or duties incurred by reason of any such exchange.



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PART V -  AUTHORISATION AND WARRANTIES

24        DUE AUTHORISATION AND WARRANTIES

24.1      The Customer represents, warrants and undertakes to SLKGM that:

          (a) in any investment business undertaken by SLKGM for or with the Customer under this Agreement, the Customer is and will be acting either as principal or as agent;

          (b) the Customer has and will have full power and capacity and has and will have taken all necessary corporate and other action and, in the case of a trustee of a trust, the Customer has and will have full power and capacity under the relevant trust instrument, to enter into and perform its obligations under this Agreement (including, without limitation, the powers and capacity to grant SLKGM the charge and any other security herein provided for) and to confer on SLKGM the rights and powers contained in or given pursuant to this Agreement. Without limitation:

               (i) the execution, delivery and performance of this Agreement by the Customer will not violate or conflict with any Applicable Law or the Customer's constitution or any charge, trust instrument, contract or other instrument to which the Customer is a party or which is binding upon the Customer or its assets; and

               (ii) the terms and conditions contained in this Agreement will be the Customer's legal, valid and binding obligations.

          (c) when further Securities become Charged Securities or otherwise subject to the charge in Clause 18.1 above, the Customer will be deemed to have made a further and separate representation, warranty and undertaking in the terms of sub-clause 18.5 above;

          (d) the Customer and any person designated by the Customer have and shall have, due authorisation to act in all respects in relation to this Agreement and each Transaction, Contract and Customer Contract. The Customer has obtained and shall maintain in effect all necessary authorisations, consents or approvals (including, without limitation, any required by any Regulatory Body) and will comply with the terms of the same and with all Applicable Law, and will provide SLKGM with copies or other evidence of such consents or approvals and such evidence of compliance with such law as SLKGM may reasonably require; and

          (e) all information given to SLKGM is and will be full, complete, accurate and not misleading and is given with the intention that SLKGM will rely on it. The Customer shall notify SLKGM immediately in writing of any change in any information given to SLKGM or any fact or matter which may make such information incomplete, inaccurate, misleading or ambiguous.

24.2 The Customer agrees that, in all investment business undertaken by SLKGM for or with the Customer where the Customer is acting as agent, the Customer alone will be the customer and SLKGM will have no responsibility to the Customer's principal as its customer.

24.3 If the Customer is acting as agent for, or on behalf of another in relation to any Contract and/or Customer Contract carried out under this Agreement, then the Customer represents, warrants and undertakes to SLKGM that:

          (a) the Customer has and will have full power and capacity to enter into this Agreement grant any security and to perform all obligations to be performed by its principal under this Agreement;


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          (b)  the Customer is expressly authorised by its principal to instruct
               SLKGM in relation to any Contract and/or Customer Contract in accordance with the terms and conditions of this Agreement;

          (c) the Customer will be, and the Customer will procure that its principal will be, jointly and severally liable, each as if a principal, to SLKGM in respect of all obligations and liabilities to be performed by the Customer in respect of any Contract and/or Customer Contract; and

          (d) the Customer has brought and will bring to the attention of its principal the exclusions of liability and other relevant provisions of this Agreement; and

          (e)  the Customer's principal is not a Private Customer.

24.4 The Customer agrees to supply SLKGM on demand with financial or other information about the Customer (or any immediate, intermediate or ultimate holding company) and all such information about its principal(s) as may reasonably be requested.

25        AUTHORISED INSTRUCTIONS

25.1 The Customer may from time to time notify SLKGM in writing of the names of the individuals who are authorised to give instructions on behalf of the Customer. Until SLKGM receives written notice to the contrary, SLKGM is entitled to assume that any of such individuals have full and unrestricted power to give SLKGM instructions on behalf of the Customer.

25.2 SLKGM is entitled to rely and act without further inquiry on any instruction, notice, demand, request or information (by whatever means transmitted and whether or not in writing) which purports or appears to come and which is reasonably believed by SLKGM in good faith to come from the Customer or from any person who is or appears to SLKGM to be a person designated in the Account Application or otherwise authorised by the Customer for the purposes of this Agreement or from someone acting on behalf of the Customer. SLKGM will not be liable for any actions taken or omitted to be taken in good faith pursuant thereto nor shall it be under any obligation to confirm instructions before they are executed or the accuracy or completeness of any such information before it is acted or otherwise relied upon.

PART VI - GENERAL

26        INFORMATION

26.1      The Customer shall:-

          (a) provide to SLKGM upon demand all such information as may be required to be filed or disclosed pursuant to any Applicable Law, as a result of or in connection with any Contract, Customer Contract or Transaction or the Agreement constituted hereby and all such other information as SLKGM may from time to time reasonably require;

          (b) file such reports, letters and other communications as may be required from time to time (and within any applicable time periods) by any Regulatory Body, Exchange or Clearing House or otherwise under Applicable Law;

          (c) send a copy of all such reports referred to in paragraph (b) above as relate directly or indirectly to this Agreement and/or business done under it to SLKGM promptly upon such filing, and SLKGM may forward a copy of the same to any relevant Broker;

          (d) provide to SLKGM promptly at the time of filing a copy of all accounts, financial and other reports which it is obliged to file for public access in any jurisdiction.

26.2 The Customer will give immediate written notification to SLKGM of any of the following:


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          (a)  (if the Customer is a member of or regulated by a Regulatory
               Body) if its financial resources fall below 110 per cent of its financial resources requirement or other solvency or capital adequacy requirement of its Regulatory Body.

          (b) any material change in the financial position (if adverse), constitution, name or control of the Customer;

          (c) if any warranty, representation, undertaking or other information provided by the Customer shall become untrue or misleading or incapable of performance in any material respect;

          (d)  the occurrence of any event or circumstance referred to in Clause
               34.2 or 34.3;

          (e) any other information which may reasonably be considered material to SLKGM in deciding whether to provide (or continue to provide) services to the Customer or in determining the basis on which such services should be provided.

27        RETENTION OF TITLE

          Title to Securities purchased by the Customer will pass only upon payment of the amount due for such purchase.

28        PLEDGE AND SET-OFF

28.1 In addition to any other form of security provided herein the Customer (with full title guarantee) hereby pledges to SLKGM, as security for the due performance of the Customer's obligations arising under this Agreement, all property whatsoever of the Customer in the possession of SLKGM. Such property is pledged as continuing security for the payment of all sums owed by the Customer under this Agreement and any and all Transactions and Customer Contracts entered into from time to time.

28.2 In addition to any rights of set-off SLKGM may have as a matter of general law or otherwise, SLKGM may at any time combine or consolidate any or all account or accounts of the Customer with SLKGM or any Affiliate of any nature whatsoever and whether held individually or jointly with others and may at any time set-off or apply any obligation of SLKGM owed to the Customer (whether actual or contingent, whether or not arising under this Agreement and regardless of the currency, account, place of payment or booking office of the obligation) against any obligation of the Customer owed to SLKGM (whether actual or contingent, whether or not arising under this Agreement and regardless of the currency, account, place of payment or booking office of the obligation) or any asset of the Customer held by SLKGM or any Affiliate. SLKGM is authorised to effect any necessary conversions of currency at such rate as it may determine in order to effect such set off.

29        CERTIFICATES CONCLUSIVE

          SLKGM's certificate that any of its rights under this Agreement has become exercisable, or as to any amount payable or due under this Agreement, will be conclusive and binding on the Customer in the absence of manifest error. No purchaser, pledge or transferee of Charged Securities will need to inquire whether such power has become enforceable, or to establish the proper application of any money paid.

30        TIME OF THE ESSENCE

          Time shall be of the essence in relation to all matters arising under or pursuant to this Agreement in respect of Transactions or Customer Contracts or otherwise in respect of the Customer's dealings in Futures or Options Contracts.


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31        FORCE MAJEURE

          SLKGM will not be liable to the Customer for the non-performance of any of its obligations under this Agreement due to any cause beyond its reasonable control including, without limitation, any breakdown or failure of transmission or communication or computer facilities or systems, strikes or other industrial action or dispute, or the failure of any relevant Exchange, Clearing House, Broker, ISV (independent software vendor) or bank to perform its obligations or to operate efficiently and correctly for any reason.

32        TAXES

32.1 All sums expressed to be payable by the Customer hereunder are exclusive of all applicable Taxes. Such Taxes shall be payable to SLKGM by the Customer at the same time as the sums to which those Taxes relate.

32.2 The Customer is fully responsible for paying all other Taxes due and making all claims in relation thereto, whether for exemption from withholding taxes or otherwise, for filing any tax returns, and for providing the relevant tax authorities with all necessary information about any investment business carried on by SLKGM with or on behalf of the Customer, or any investments held by SLKGM on the Customer's behalf.

32.3 SLKGM will use all reasonable efforts to forward to the Customer any tax documents it receives which relate to the Customer or to any moneys or investments held by SLKGM under this Agreement.

33        VARIATION

33.1 This Agreement represents the entire terms on which SLKGM will undertake investment business with the Customer in Exchange traded financial Futures and Option Contracts and contracts for differences which are regulated by SFA, and shall apply to all Transactions and Customer Contracts to the exclusion of any other terms and conditions which might otherwise apply by virtue of any course of dealing. This Agreement and any existing amendment or supplementary agreement to it may be amended or revoked only by:

               (i)  written agreement between SLKGM and the Customer; or

               (ii) notice of such amendment or revocation (which may take the form of Additional Schedules or a revised Agreement) to the Customer signed by SLKGM (or by copy of such notice), which notice shall be deemed to have been accepted by the Customer unless written notice of objection is received by SLKGM within five days of the date on which SLKGM's notice is deemed to have been received by the Customer.

33.2 Any amendment that relates to or results from a change of Applicable Law or is otherwise required to comply with or reflect Applicable Law may take effect immediately or otherwise as SLKGM may specify.

33.3 The Customer acknowledges by acceptance of this Agreement that SLKGM has not made, and the Customer is not relying upon, any statements, representations. promises or undertakings whatsoever that are not contained herein.

34        TERMINATION

34.1 Either party may terminate this Agreement without penalty upon not less than seven days' written notice.

34.2 Either SLKGM or the Customer may terminate this Agreement forthwith by notice in writing to the other party at any time if:


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

          (a) the other party's authorisation (if any) to carry on business by SFA (or other relevant Regulatory Body) is terminated or suspended;

          (b) the other party commits a material breach of this Agreement that is not capable of being remedied without undue cost, loss or damage to the other or a regulatory breach by the other (and, for the avoidance of doubt, any failure by the Customer to meet any Margin call, payment or delivery obligation or any failure by the Customer to comply with the limits in Schedule 2 shall be deemed to constitute an irredeemable material breach by the Customer);

          (c) an order is made or resolution passed for the liquidation or winding up of such other party whether compulsory or voluntary (other than for the purpose of a bona fide reconstruction or amalgamation of a solvent company); such other party compounds with or enters into any arrangement or composition with or for the benefit of its creditors (or proposes to do so) including any voluntary arrangement as defined in the Insolvency Act 1986; such other party is unable to pay its debts within the meaning of
               Section 123 of the Insolvency Act 1986; or such other party ceases or threatens to cease to carry on all or substantially all its business or disposes or threatens to dispose of any material part of its undertaking, assets or revenues;

          (d) a receiver, administrator, trustee or similar officer is appointed or an encumbrancer takes possession with respect to any part of the assets, undertaking or revenues of such other party or any distress, execution or other undertaking or revenues of such other party or against any part of such other party's assets, undertakings or revenues'

          (e) a petition is presented for the making of an administration order under the Insolvency Act 1986 in respect of such other party;

          (f)  in relation to any of the events described in clauses (c), (d) or
               (e) above, circumstances exist under which any such event may occur or similar or analogous proceedings are taken or occur under the law of any other jurisdiction; or

          (g) a force majeure event (within clause 31) shall continue to exist for a 30 day continuous period.

34.3 In addition to the circumstances set out in clause 34.2, SLKGM may terminate this Agreement forthwith by notice in writing to the Customer at any time if:

          (a) action is taken against SLKGM (or any Affiliate) or against the Customer in relation to the Customer's activities under the rules of any exchange, clearing house or regulatory authority; or

          (b) any judgement, order or disciplinary sanction is imposed upon or entered against the Customer or event occurs which has, or may have, in the reasonable opinion of SLKGM, a material adverse effect on the reputation or financial standing of the Customer or SLKGM.

34.4 Termination shall not affect any warranties and indemnities given by the Customer under this Agreement which shall survive such termination, and shall be without prejudice to all outstanding obligations which may have been incurred by or on behalf of the Customer, and to SLKGM's rights to all Margin and amounts in the Clearing Account. This Agreement will apply to such obligations and rights until all Contracts have been closed out, settled or delivery effected and all liabilities discharged.

34.5 If this Agreement is terminated SLKGM shall be entitled to retain a sum reasonably determined by SLKGM in its discretion out of the Customer's Margin and/or Charged Securities and/or other money or property held or received by SLKGM for the Customer for such period as SLKGM shall


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


          in its absolute discretion determine in order to settle any outstanding or subsequently arising obligations of the Customer or incurred by SLKGM or any Affiliate under or in relation to this Agreement or in respect of services or facilities provided by SLKGM or any third party to or for the benefit of the Customer. Such sum will not be released by SLKGM before the expiry of six months from the date of termination unless SLKGM receives a written request from the Customer and SLKGM gives consent in writing to such release. Release of any such sum shall be without prejudice to SLKGM's continuing right to require the Customer to discharge or reimburse SLKGM for any outstanding or subsequently arising obligations of the Customer or incurred by SLKGM or any Affiliate under or in relation to this Agreement or in respect of services or facilities provided by SLKGM or any third party to or for the benefit of the Customer.

34.6 Termination of this Agreement shall not affect any provision of this Agreement which is intended to survive termination.

35        ASSIGNMENT AND TRANSFER

35.1 SLKGM may at any time cause all or any part of its rights, benefits and/or obligations under this Agreement to be novated to any Affiliate by delivering to the Customer a written substitution notice. Upon delivery of a substitution notice to the Customer:

          (a) to the extent that in the substitution notice SLKGM seeks to cause its rights and/or its obligations hereunder to be novated, the Customer and SLKGM shall be released from further obligations to each other hereunder and their respective rights against each other shall be cancelled;

          (b) the Customer and the Affiliate shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the Affiliate been an original party to this Agreement instead of SLKGM with the rights and/or the obligations acquired or assumed by it as a result of such novation.

35.2 The Customer may not assign any of its rights under this Agreement, any Contract or Customer Contract without the prior written consent of SLKGM. Any purported assignment of the Customer's rights will be invalid.

36        NOTICES, ETC.

          All confirmations, notices, statements, listings and any other documents or correspondence shall be in writing and:

          (a) Apart from contract or transaction notes, confirmations or account statements which may be sent electronically or in such other manner as SLKGM may determine shall be delivered by hand or sent by facsimile or first class pre-paid (or airmail in the case of overseas mail) and addressed as follows:

               (i) To the Customer at the last address or facsimile number notified in writing to SLKGM

               (ii) To SLKGM at:    4th Floor Cheapside House

                                    138 Cheapside

                                    London EC2V 6LT

                    Facsimile       0171 776 0665

                    Attention:      John Helm


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

           Unless notified otherwise by the Customer, SLKGM will assume that the Customer's correct address and facsimile numbers are those shown on any communication received by SLKGM which is reasonably believed to come from the Customer.

          (b) if sent as provided herein shall (except where this Agreement expressly or impliedly requires actual receipt by SLKGM) in the case of facsimile or telex be deemed to take effect on dispatch, in the case of hand delivery on delivery and, in the case of first class pre-paid post, be deemed to have been given five London Business Days after dispatch. In proving service of notice it shall be sufficient to prove, in the case of delivery by post, that the letter was correctly addressed in accordance with Clause 36(a) and was posted first class or, where appropriate, airmail or, in the case of transmission by facsimile, that it was transmitted to the correct number.

          (c) All statements, demands notices and any other documents whatsoever (except contract or transaction notes, confirmations and account statements) to be given to the Customer hereunder shall be conclusive and binding upon the Customer as to its rights and liabilities unless written notice of objection thereto is actually received by the addressee at SLKGM for the time being notified to the Customer for the purpose within five London Business Days of the date on which such documents are deemed to have been received.

37        CONFIRMATIONS

37.1 As soon as practicable after it has carried out a Transaction, SLKGM shall, in accordance with Applicable Law, confirm the details of the Transactions and of the corresponding Customer Contract to the Customer.

37.2 All contract or transaction notes, confirmations or account statements issued by SLKGM shall be deemed correct, conclusive and binding on the Customer unless written objection is received by SLKGM's Operations Department before opening of business on the next London Business Day after the Customer has received such note or statement in accordance with Clause 36.

37.3 The Customer shall at SLKGM's request forthwith confirm in writing any notice of objection under Clause 37.2 which is not written.

37.4 The Customer shall not be entitled to retransmit any such contract or transaction notes, confirmations or account statements issued by SLKGM, to its principal or to any third party although it may make use of the information contained therein.

38        TELEPHONE CALLS

          All telephone conversations between SLKGM and the Customer may be recorded by SLKGM and its records of telephone conversations shall be conclusive evidence of any telephone instructions.

39        JOINT CUSTOMERS WHERE THE CUSTOMER IS MORE THAN ONE PERSON:

          (a) any instruction, notice, demand, acknowledgement or request to be given by or to the Customer under this Agreement may be given by or to any one of such Customers. SLKGM need not inquire as to the authority of that person and the person may give SLKGM an effective and final discharge in respect of any of its obligations to the Customer;

          (b) the liabilities of the Customer under or in connection with this Agreement are joint and several; and

          (c) on the death of any one of the Customers SLKGM may treat the survivor(s) as the only person(s) entitled to any Assets, Customer Contracts or other rights hereunder.


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40        MISCELLANEOUS

40.1 If any Clause or part of this Agreement is or becomes illegal, invalid, void, voidable or unenforceable, the rest of this Agreement will not be affected.

40.2 The rights, remedies, powers and privileges of SLKGM in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

40.3 The rights and remedies, powers and privileges of SLKGM contained herein are cumulative and not exclusive of any rights or remedies provided by law. No failure to exercise or delay in exercising the same shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof.

40.4 Even if SLKGM acts as the Customer's agent the only duties or obligations SLKGM owes the customer are those set out expressly under this Agreement or in the SFA Rules and it does not owe the Customer any further or other duties or obligations (whether arising from the fact it is acting as fiduciary or otherwise).

40.5 Any consent or waiver given by the Customer in this Agreement shall be valid effective and comprehensive even if the consent or the disclosure to which it relates is general rather than specific to a Transaction.

40.6 Any consent or waiver given by SLKGM under this Agreement shall only be effective if given in writing and then only for the purpose and upon the terms and conditions, if any, on which it is given.

40.7 All notices demands or communications under this Agreement shall be in English.

41        GOVERNING LAW AND JURISDICTION

41.1 This Agreement and all Transactions and Customer Contracts thereunder shall be governed by and construed in accordance with English Law.

41.2 Any dispute arising out of or in connection with this Agreement other than one required to be dealt with by arbitration under relevant rules of the Exchange or Clearing House, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration under the LCIA (London Court of International Arbitration) Rules, which Rules are deemed to be incorporated by reference into this Clause.

          The number of arbitrators shall be one and the place of arbitration shall be London.

41.3 If the Customer is entitled in any jurisdiction to claim immunity for itself or for its property or assets from service of process, jurisdiction, suit, judgement, execution, attachment (whether before judgement, in aid of execution or otherwise) or legal process in respect of its obligations under this Agreement or any Transaction or Customer Contract, or to the extent that in any such jurisdiction there may be attributed to its or the Customers property or assets such immunity (whether or not claimed), the Customer waives such immunity to the fullest extent under the laws of such jurisdiction.

41.4 The Customer irrevocably and generally consents in respect of any legal action or Proceedings arising out of or in connection with this Agreement, any Transaction or Customer Contract to the giving of any relief or the issue of any process in connection with such action or Proceedings, including, without limitation, the making, enforcement or execution against any property, asset, or revenues whatsoever (irrespective of their use or intended use) of any order or judgement which may be made or given in such action or Proceedings.

41.5 The Customer authorises and appoints the person named in the Account Application (or such other person being a firm of solicitors in England as it may from time to time substitute by notice to


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

          SLKGM) to accept service of all legal process arising and if or in connection with this Agreement or any Transaction or Customer Contract and service on such person(s) (or substitute) shall be deemed to be service on the Customer. Except upon such a substitution the Customer shall not revoke any such authority or appointment, shall at all times maintain an agent for service of process in England and, if any such agent for any reason ceases to be an agent for this purpose, shall forthwith appoint another agent and advise SLKGM accordingly.

Signed for and on behalf of SLK Global Markets Limited

by a duly authorised representative





Signed for and on behalf of

by a duly appointed representative


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


                                   SCHEDULE 1

                                   DEFINITIONS


1         The following words and expressions have the following meanings:

          "AFFILIATE"                   means any company in the SLKGM group of
                                        companies and for this purpose "group"
                                        has the meaning given in paragraph 30 to
                                        Schedule 1 of the Act;

          "THE ACT"                     means the Financial Services Act 1986 as
                                        amended, substituted or replaced from
                                        time to time;

          "THIS AGREEMENT"              means the Agreement together with the
                                        Account Application, Third Party Trading
                                        Authorisation Form in the form set out
                                        in Schedule 9 and any notice, Schedule,
                                        Appendix; or other document relating
                                        directly or indirectly to the services
                                        provided under Clause 2 (including,
                                        without limitation, confirmation and
                                        contract notes together with statements) whether or not expressly incorporated and as amended or supplemented from time to time;

          "APPLICABLE LAW"              includes without limitation:

                                        (a)  Market Requirements; and

                                        (b)  any applicable laws and court or
                                             administrative decisions and
                                             processes; and/or

                                        (c)  the rules, regulations, orders,
                                             directives, announcements,
                                             decisions, procedures, terms, other
                                             requirements and/or customs made,
                                             given or issued by, or published
                                             under the authority of any
                                             Regulatory Body,

                                        all as amended, supplemented or replaced from time to time.

          "APPROVED BROKER"             means any Broker which is approved by
                                        SLKGM in its absolute discretion for the purpose of receiving and executing orders from the Customer under this Agreement for give up to SLKGM and which is party to a subsisting Give Up
                                        Agreement

          "APPROVED SYSTEM"             means an electronic system and/or
                                        software system approved by SLKGM in its absolute discretion for the purpose of receiving and/or sending orders from the Customer under this Agreement, whether supplied by SLKGM, an Exchange or an ISV
                                        (independent software vendor) provided
                                        that such system is used in accordance
                                        with SLKGM's terms and conditions for
                                        use including, without limitation, the
                                        restrictions in Schedule 2 and any
                                        trading restrictions contained in or
                                        provided by the system or software as
                                        approved by SLKGM.

          "ASSET" means currencies, Securities, investments, deposits or financial instruments (including Futures or Option Contracts) constituting good delivery traded on or off-exchange or Contracts for Differences;

          "BROKER" means a member of an Exchange or Clearing House instructed by SLKGM or the Customer to enter, clear or settle any Transaction on an Exchange;


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


          "EXCHANGE BUSINESS DAY"       means any day other than a Saturday or
                                        Sunday on which banks are generally open for business in the country where the execution of the relevant Exchange traded contract has taken place;

          "CHARGED SECURITIES"          means such Securities as:

                                        (a)  with SLKGM's agreement, the
                                             Customer (or any person on the
                                             Customer's behalf) by way of
                                             security has deposited with or
                                             transferred to or may in the future
                                             deposit with or transfer to SLKGM
                                             or its agents or nominees (or with
                                             or to SLKGM's or their order,
                                             account, direction or control)
                                             wholly or partly in satisfaction of
                                             a demand for Margin. SLKGM shall
                                             have sole discretion to determine
                                             the type, amount and quality of the
                                             Securities that the Customer may
                                             deposit or transfer as Charged
                                             Securities;

                                        (b)  are or may at any time hereafter be
                                             held (in a clearance system or
                                             otherwise)

                                             (i)  to the order of SLKGM by or
                                                  for the account of a third
                                                  party custodian; or

                                             (ii) by or to the order or for the
                                                  account of, or under the
                                                  control or direction of SLKGM
                                                  (or its agents or nominees)

                                             and in either case which have, with
                                             SLKGM's agreement, by way of
                                             security been made subject to the
                                             terms of the charge in Clause 18.1
                                             or any other form of security in
                                             this Agreement;

          "CHARGES"                     means the sums payable to SLKGM in
                                        respect of fees or commissions or
                                        interest charged to the Customer under
                                        this Agreement;

          "CLEARING ACCOUNT"            means an account designated as an
                                        account of SLKGM with such approved
                                        bank or banks as SLKGM may select
                                        subject to Applicable Law;

          "CLEARING HOUSE"              means any clearing house providing
                                        settlement or clearing or similar
                                        services for, or as part of, an
                                        Exchange;

          "CLOSE OUT"                   means the entering into of a Contract
                                        equal and opposite to a Contract
                                        previously entered into and each
                                        matching a Customer Contract ("matching
                                        Contract") so as to create a level
                                        position in relation to the Assets
                                        underlying the Contracts, or in relation to the Contracts themselves and fix the amount of profit or loss arising from such Contracts (and with respect to the corresponding Customer Contract); and the terms 'closed out Contract" and 'closing out' shall be construed accordingly;

          "CONTRACT"                    means a Futures or Option Contract or
                                        a Contract for Differences, entered
                                        into by SLKGM on an Exchange or with
                                        or through a Broker pursuant to Clause
                                        16;


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

          "CONTRACT FOR DIFFERENCES"    means a contract the purpose of which is
                                        to secure a profit or avoid a loss by
                                        reference to fluctuations in the value
                                        or price of property, or in an index or
                                        other factor;

          "CUSTOMER" "YOU"              means the person with whom SLKGM has
                                        entered into this Agreement whose
                                        details are set out in the Account
                                        Application;

          "CUSTOMER CONTRACT"           means a Futures or Option Contract or
                                        Contract for Differences between SLKGM
                                        and the Customer which is matched by a
                                        Contract and is identical in its terms
                                        except as to price and parties;

          "EUREX" means the options and futures exchange approved under German law and operated by Eurex Frankfurt AG and the options and futures exchange approved under Swiss law and operated by Eurex Zurich AG

          "EXCHANGE"                    means any exchange, market or
                                        association of dealers in any part of
                                        the world on which Assets and/or Futures or Option Contracts and Contracts for Differences are bought or sold, whether or not such exchange, market or association of dealers is recognised or designated under the SFA Rules;

          "A FUTURES OR OPTION          means a contract for future settlement
          CONTRACT"                     and/or delivery to:
                                        (1)  buy or sell an Asset; and/or

                                        (2)  pay or receive a sum of money by
                                             reference to an index or formula
                                             approved by the relevant Exchange;

          "GIVE UP AGREEMENT"           means an agreement in the form set out
                                        in Schedule 8 or such other form as may
                                        be approved by SLKGM in its absolute
                                        discretion which is entered into between the Customer, an Approved Broker (acting as executing broker) and SLKGM (acting as clearing broker)

          "GUARANTEE"                   means a guarantee by the Guarantor(s) in
                                        favour of SLKGM in the appropriate form
                                        set out in Schedule 10 or such other
                                        form as may be approved by SLKGM in its
                                        absolute discretion

          "GUARANTOR"                   means each of the persons (if any) named
                                        in Schedule 10

          "LCH"                         means The London Clearing House Limited;

          "LIFFE" means the London International Financial Futures and Options Exchange operated by LIFFE Administration and Management;

          "LONDON BUSINESS DAY"         means any day other than a Saturday or
                                        Sunday on which banks are generally open for business in London;

          "MARGIN" means the amount of cash or other sums including premiums as may from time to time be demanded by SLKGM in its discretion by way of initial and variation margin in accordance with this Agreement for the purpose of protecting it against any loss on present, future or contemplated Contracts and/or Customer Contracts and/or Transactions or any Charged Securities accepted by SLKGM. For the avoidance of doubt, such Margin to be taken by SLKGM from the Customer may include any amount of margin required under the rules and regulations of the relevant Exchange and/or Clearing House and such sums as SLKGM deems necessary;


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

          "MARKET PRICE"                means in relation to option Securities
                                        or Securities (as defined below) the
                                        market price of such option Securities
                                        or Securities as the case may be, as
                                        determined by SLKGM;

          "MARKET REQUIREMENTS"         means

                                        (a)  the constitution, by-laws, rules,
                                             regulations, orders, directives,
                                             announcements, decisions,
                                             procedures, standard terms and
                                             customs made, issued by or
                                             published under the authority of
                                             any Exchange, Clearing House,
                                             self-regulating organisation or
                                             market of SLKGM or any Broker is a
                                             member, or to whose authority SLKGM
                                             is or any of them is subject
                                             directly or indirectly, or where
                                             the relevant transaction is
                                             executed and/or cleared; and

                                        (b)  any other requirements of the
                                             relevant Exchange, Clearing House
                                             or Broker (including without
                                             limitation any agreements or deeds
                                             entered into by SLKGM or Broker)
                                             with or in favour of the relevant
                                             Exchange, Clearing House or Broker,

                                        all as amended, supplemented or replaced from time to time;

          "OPEN CONTRACT"               means a Contract which has not been
                                        closed out and which has not yet
                                        matured;

          "REGULATORY BODY"             means any Exchange, Clearing House,
                                        governmental, quasi-governmental or
                                        other department, agency or authority or self-regulating organisation of which
                                        SLKGM (or any relevant Broker) is a
                                        member which has direct or indirect
                                        regulatory or enforcement authority or
                                        responsibility over SLKGM (or any
                                        relevant Broker), or any investment
                                        business conducted by SLKGM or any
                                        Broker for or with the Customer;

          "SECURITIES"                  means such securities, investments and
                                        financial instruments as are regarded as eligible securities by SLKGM from time to time;

          "SFA"                         means The Securities and Futures
                                        Authority Limited;

          "SFA RULES"                   means the rules of the SFA as amended
                                        from time to time;

          "SLKGM"                       means SLK Global Markets Limited;

          "TAXES" means taxes, duties, imposts and fiscal charges of any nature, whether of the United Kingdom or elsewhere in the world and whenever imposed, including value added taxes and stamp and other documentary taxes (but excluding taxes to be paid by SLKGM in respect of its profits or gains);

          "TRANSACTION"                 means the entering into of a Contract,
                                        closing out of a Contract; effecting
                                        delivery, allocation and/or settlement
                                        of a Contract (including exercise or
                                        allocation of an option Contract), or
                                        the termination of a Customer Contract
                                        pursuant to Clause 22 hereof.

2          In the Agreement:

2.1 any word or expression defined in the Act or the SFA Rules shall (unless expressly defined or the context otherwise requires) have the meaning given in the Act or the SFA Rules;


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

2.2 references to any statute, regulation, rule or delegated legislation shall include any such statute, regulation, rule or delegated legislation as amended,supplemented, re-enacted, extended or replaced and any orders, regulations or rules made under or deriving validity from it.

2.3       words imparting to singular shall include the plural and vice versa;

2.4       words denoting one gender shall include all genders;

2.5 words denoting persons shall include firms partnerships corporations and unincorporated bodies and vice versa;

2.6 any reference to time shall mean Greenwich Mean Time ("GMT") and any reference to the opening or closing of business shall be to the opening or closing of business, as the case may be, of the Exchange on which the execution of the relevant Exchange traded Contract has taken place;

2.7 reference to this Agreement and any of its provisions or schedules or to any other document or agreement are to it or them as in force for the time being and as amended, varied supplemented substitued or novated from time to time;

2.8 the words "other" and "otherwise" are not to be construed sui generis with any foregoing words where a wider construction is possible;

2.9 references to liability include any liability whether actual, contingent, present or future; and

2.10      clause headings are for ease of reference only.


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


                                   SCHEDULE 2

                                PERMITTED TRADING


DERIVATIVES PRODUCTS - MARGIN AND RISK GUIDELINES

PART I

1 The Customer shall be bound by the restrictions placed upon it by SLKGM as detailed in Schedules 2 and 3. The Customer shall only deal in accordance with and adhere to the restrictions detailed in such Schedules. Should any account of the Customer's ("Account") result in a deficit net liquidating balance, SLKGM may require the Customer to sign documentation, satisfactory to SLKGM, further confirming the Customer's obligation to SLKGM arising in accordance with this Agreement. Should this documentation be required by SLKGM, the Customer's trading activity may be restricted by SLKGM in a manner to be determined by SLKGM pending receipt by SLKGM of such documentation signed by the Customer. SLKGM may restrict the Customer's ability to place opening trades if the Account is in a deficit net liquidating position and/or deficit Margin position.

2. The Customer shall pay to SLKGM on demand within 24 hours of such demand or earlier as specified in such demand such sums by way of Margin as SLKGM may in its absolute discretion from time to time require in respect of all present, future or contemplated Contracts and Customer Contracts. For the avoidance of doubt, such Margin to be taken by SLKGM from the Customer may include any amount of margin required under the rules and regulations of the relevant Exchange and/or Clearing House and such sums as SLKGM deems necessary. Such sums may, in the absolute discretion of SLKGM, be satisfied by way of deposit or transfer of Charged Securities in accordance with Clause 18 of the Clearing Agreement. The Customer is responsible for maintaining appropriate arrangements with SLKGM at all times for the communication of Margin calls by SLKGM.

3. SLKGM may at any time without prior notice in its absolute discretion take such steps as it may consider necessary or desirable to comply with or perform, cancel or satisfy any obligations of SLKGM to the relevant Exchange, Clearing House and/or Broker or any counter party in respect of any Contract or Contracts acquired on the instructions of the Customer, including closing out and/or performing any or all such Open Contracts.

4. The risk exposure in any account of the Customer's ("Account") shall not exceed the current net liquidating balance in any account given a market move of +/- 1,2 or 3 standard deviations as calculated by SLKGM.

5. With respect to Customers trading index related products assuming a market gap of +/- 20% the risk exposure of the Account shall not exceed 120% of the current net liquidating balance in the Account with a maximum risk exposure limited to one million pounds
          (POUND 1,000,000) above the Account's net liquidating balance.

6. These restrictions are in addition to SLKGM's other powers under the Clearing Agreement.

SLKGM monitors risk exposure in accounts when a position in any one contract may expose the account to a loss of 50% or more of its current net liquidating balance given a market move of +/- 1,2 or 3 standard deviations.

The above requirements apply to both intraday positions and those carried overnight.



Signed for and on behalf of             Signed for and on behalf of

                                        SLK Global Markets Ltd



                                       31
SLK Global Markets Ltd

                                   SCHEDULE 2

                                     PART II


SPECIFIC PERMISSIONING LEVELS


Minimum Deposit   : POUND


Minimum Equity    : POUND


EXCHANGE: ___________________________________


- ------------------ ------------------ ----------------- -------------- ---------------------- ------------------- ------------

INSTRUMENTS        CONTRACTS          MIN DEPOSIT       MIN EQUITY     MAX PERM LEVEL         TRIGGER POINT       OTHER

- ------------------ ------------------ ----------------- -------------- ---------------------- ------------------- ------------




- ------------------ ------------------ ----------------- -------------- ---------------------- ------------------- ------------





- ------------------ ------------------ ----------------- -------------- ---------------------- ------------------- ------------





- ------------------ ------------------ ----------------- -------------- ---------------------- ------------------- ------------

These detailed provisions may be subject to amendment from time to time in accordance with the Clearing Agreement.


Signed for and on behalf of             Signed for and on behalf of

                                        SLK Global Markets Ltd



                                       32
SLK Global Markets Ltd

                                   SCHEDULE 3

                                    FINANCIAL

                                     PART I

                                  SLKGM ACCOUNT

COMMISSIONS:


                                            LIFFE/Futures                       LIFFE/LTOM
                                            -------------                       ----------
                Options
                -------
LIFFE

Eurex/Other exchanges

US Exchanges

Profit Share

Other Charges

SFA Registration Fee

LIFFE Registration Fees

LIFFE Permit Fees

Office Space Fee

Information System Fee

Minimum Activity Charge

Interest Payable/Receivable

Credit Balances   (all currencies)          Daily London Deposit Rate minus %

Debit Balances    (all currencies)          Daily London Deposit Rate plus %

INITIAL DEPOSIT                             POUND

FOREIGN EXCHANGE                            POUND       per FX (physical)

STERLING TRANSFERS                           As per current charges

OPTION STRATEGY REBATE              100% of all qualified LIFFE recognised strategy rebates

POSITIONS LIMITS                    See Schedule 2, Permitted Trading


                                       33
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

                                   SCHEDULE 3

                                     PART II


                         VALUATION OF CHARGED SECURITIES


TYPE OF COLLATERAL                CONDITIONS                                            VALUATION
Cash                              LEGAL TENDER FROM COUNTRY WITH:

                                  OECD membership

                                  AAA* rating

                                  AND IT WILL BE:

                                  converted to currency of trades                         100%


Bank Guarantees                   BANK MUST BE:

                                  from OECD country

                                  rated AA* or better

                                  GUARANTEE MUST BE:

                                  unconditional

                                  irrevocable

                                  on demand

                                  sufficient term                                         100%


Government Bonds                  ISSUES MUST BE:-

                                  dated

                                  UK, US                                                   95%

                                  OTHER COUNTRIES MUST BE:

                                  OECD membership

                                  AAA* rating                                              85%


Equities                          ISSUERS MUST BE:

                                  ordinary shares

                                  AND THEN

                                  FTSE 100 members                                         80%


                                       34
SLK Global Markets Ltd



                                  Dow Jones                                                80%

                                  CAC 40                                                   80%

                                  DAX                                                      80%


Certificates of Deposit           ISSUERS MUST BE:-

                                  UK authorised institutions, and

                                  rated AA* or better                                      95%

                                  BANKS FROM OTHER COUNTRIES MUST BE:

                                  OECD country membership

                                  AA* rating                                               90%

*from either Moody's, S&P or Fitch-IBCA

This is for guidance only and represents the minimum criteria that would be acceptable as collateral.

All prospective customers and the collateral they offer are subject to a credit review.

The criteria given above are subject to change



                                       35
SLK Global Markets Ltd

                                   SCHEDULE 4

          ADDITIONAL PROVISIONS FOR TRANSACTIONS EXECUTED ON LIFFE AND LINKED CONTRACTS

1         TRANSACTIONS ON LIFFE

          In relation to all Contracts executed on LIFFE under this Agreement the following additional provisions shall apply;

(a)       RULES OF LIFFE

          All Contracts made on LIFFE shall be subject to the Rules of LIFFE as from time to time in force. As a member of LIFFE, SLKGM contracts only as a principal in respect of Contracts made on LIFFE. In the event of a conflict between the rules of LIFFE and the terms of this Agreement, the Rules of LIFFE as from time to time in force, shall prevail.

(b)       MATCHING CONTRACTS

          In respect of every Customer Contract, SLKGM shall have made or placed an equivalent Contract on the floor of the market for execution by open outcry or in the Automated Pit Trading System or shall have accepted the allocation of such a Contract.

(c)       ALLOCATION OF CONTRACTS

          See Clause 15.

(d)       ALLOCATION ON DELIVERY OR EXERCISE

          See Clause 10.

(e)       MARGIN

          In relation to Contracts made on LIFFE and/or matching Customer Contracts, the Customer is required to satisfy Margin calls made by SLKGM in accordance with Clause 17 of this Agreement.

(f)       EXCLUSION OF LIABILITY

          LIFFE is obliged under the Act to ensure that business conducted by means of its market facilities is conducted in an orderly manner and so as to offer proper protection to investors. SLKGM and LIFFE wish to draw to the Customer's attention that, inter alia, business on the market may from time to time be suspended or restricted or the market may from time to time be closed for a temporary period or for such longer periods as may be determined in accordance with the Rules of LIFFE on the occurrence of one or more events which require such action to be taken in the interest of, inter alia, maintaining a fair and orderly market. Any such action may result in SLKGM and, through SLKGM the Customer (and any persons for whom the Customer acts) being unable to enter into Contracts in accordance with the Rules of LIFFE. Furthermore, SLKGM and, through SLKGM, the Customer (and any persons for whom the Customer acts) may from time to time be prevented from or hindered in entering into Contracts in accordance with the Rules of LIFFE or errors in orders or in Contracts may arise as a result of a failure or malfunction of communications or equipment of some or all market facilities or the automated trading systems control processing or workstations supplied or used by SLKGM or software supplied to SLKGM by LIFFE or any other person. SLKGM and LIFFE wish to draw the following exclusion of liability to the Customer's attention (and to the attention of those for when the Customer acts, if any). Unless otherwise expressly provided in the Rules of LIFFE or in any other agreement to which LIFFE is a party and without prejudice to the generality of Clauses 21 and 30 of this Agreement, SLKGM and LIFFE shall not be liable to the Customer (or those for whom it acts) for loss (including any indirect or consequential loss including, without limitation, loss of profit), damage, injury or delay, whether direct or indirect, arising from any of the circumstances or occurrences referred to above or from


                                       36
SLK Global Markets Ltd
          any act or omission of LIFFE, its officers, employees agents or representatives under the Rules of LIFFE or pursuant to LlFFE's obligations under statute or from any breach of contract by or any negligence howsoever arising of LIFFE, its officers, employees, agents or representatives.

(g)       ARBITRATION

          Any dispute arising from or relating to the Agreement or the Customer and SLKGM insofar as it relates to or arises from a Contract or Transaction subject to the Rules of LIFFE, shall be referred to arbitration under the arbitration rules of LIFFE or to such other organisation as LIFFE may direct before either the Customer or SLKGM resort to the jurisdiction of the courts (other than to obtain an injunction or an order for security for a claim).

(h)       GOVERNING LAW

          This Agreement and all Contracts made on LIFFE under this Agreement shall be subject to and construed in accordance with English law.

(i)       JURISDICTION

          Subject to paragraph (g) above, disputes arising from this Agreement or from Contracts made under this Agreement shall for the benefit of SLKGM be subject to the exclusive jurisdiction of the English courts to which both parties hereby irrevocably submit, provided that this shall not prevent SLKGM bringing an action in the courts of any other jurisdiction.

(k)       LCH GUARANTEE

          SLKGM is a General Clearing Member of LIFFE. The Customer accepts that in relation to LIFFE the benefit of the guarantee given by LCH extends only to Clearing Members of LIFFE.

(l)       ERROR CORRECTION

          LIFFE may from time to time sanction the making of Contracts by SLKGM outside the pit in order to satisfy the Customer's order where there has been an error in the execution of the Customer's order in the pit. Where a better price (an improvement) can be obtained, SLKGM will seek to secure and offer that improvement to the Customer. The Customer should note that where SLKGM has bought or sold in accordance with the Customer's order to buy or sell but has traded the wrong delivery/expiry month or wrong exercise price of the relevant Contract then SLKGM may in accordance with LIFFE's Rules offset any loss arising from that trade against any improvement achieved for the Customer in the course of correctly satisfying the Customer's order, thus offering the Customer only the net improvement, if any.

(m)       AGGREGATION OF ORDERS

          SLKGM may aggregate the Customer's orders in accordance with the rules of LIFFE.

2         LINKED CONTRACTS

          The additional terms set below shall apply in addition in respect of all contracts described below which are covered by the terms of any link arrangements between LIFFE and a Participating Exchange.

2.1       GENERAL

(a)       ADDITIONAL DEFINITIONS

          "LIFFE CONTRACT"              means an Exchange Contract (as defined
                                        in the Rules of LIFFE) to which a Linked
                                        Participating Exchange Contract is
                                        linked;


                                       37
SLK Global Markets Ltd

          "LINK" means trading and clearing arrangements established by LIFFE, LCH and a Participating Exchange in respect of either or both of the following:

                                        (i)  one or more Linked LIFFE Contracts;

                                        (ii) one or more Linked Participating
                                             Exchange Contracts;

          "LINKED LIFFE CONTRACT"       means an Exchange Contract made
                                        available for trading on the market
                                        pursuant to a Link, which is specified
                                        as such in a General Notice published
                                        from time to time by LIFFE and is linked to a Participating Exchange Contract;

          "LINKED PARTICIPATING
          EXCHANGE CONTRACT"            means a Participating Exchange Contract
                                        specified as such in a General Notice
                                        published from time to time by LIFFE and is linked to an Exchange Contract;

          "PARTICIPATING EXCHANGE"      means an exchange which has concluded
                                        one or more agreements in relation to a
                                        Link with LIFFE and/or LCH pursuant to
                                        which;

                                        (i)  contracts in the terms of one or
                                             more Linked LIFFE Contracts are to
                                             be transferred to, for clearing by
                                             such exchange or its clearing
                                             house; or

                                        (ii) contracts in the terms of a Linked
                                             Participating Exchange Contract are
                                             to be transferred to, for clearing
                                             by LCH.

                                        The term "Participating Exchange" shall
                                        include any clearing house which from
                                        time to time provides clearing services
                                        to such exchange;

          "PARTICIPATING EXCHANGE
           CONTRACT"                    in respect of a Participating Exchange,
                                        means a class of contract permitted to
                                        be made by Participating Exchange
                                        Members under Participating Exchange
                                        rules.

(b)       EXCLUSION OF LIABILITY

          SLKGM and LIFFE wish to draw to the Customer's attention that SLKGM and LIFFE shall have no liability whatsoever to any customer, member or client in contract, tort (including, without limitation, negligence), trust, as fiduciary or under any other cause of action (except in respect of gross negligence, wilful default or fraud on its part), in respect of any damage, loss, cost or expense of whatsoever nature suffered or incurred by any customer, member or client, as the case may be, as a result of any suspension, restriction or closure of the market administered by either a Participating Exchange or LIFFE, whether for a temporary period or otherwise, or as a result of a decision taken on the occurrence of a market emergency; any failure by a Participating Exchange, LIFFE or LCH to supply each other with data or information in accordance with arrangements from time to time established between all or any of them, the failure of communications facilities or technology supplied, operated or used by either a Participating Exchange, LIFFE or LCH for the purposes of the Link; any event which is outside its or their control; any act or omission of either a Participating Exchange (where a Participating Exchange is acting otherwise than in connection with its clearing function) or LIFFE in connection with any Participating Exchange Contract, Linked LIFFE Contract or Linked Participating Exchange Contract or any act or omission of a Participating Exchange, LIFFE or LCH (as the case may be) in connection with the operation of the Link or the arrangement for the transfer of contracts.



                                       38
SLK Global Markets Ltd

(c)       GOVERNING LAW

          The Agreement and all contracts in the terms of LIFFE Contracts made under this Agreement shall be subject to and construed in accordance with English Law. A Participating Exchange Contract created upon transfer of a Linked LIFFE Contract and a Linked Participating Exchange Contract prior to transfer, shall be subject to and shall be construed in accordance with the law specified by the relevant Participating Exchange.

(d)       MARGIN AND CLIENT MONEY ASSETS

          Following the transfer of a contract in the terms of a Linked LIFFE Contract and the creation of a contract in the terms of a Participating Exchange Contract or prior to the transfer of a contract in the terms of a Linked Participating Exchange Contract and the creation of a contract in the terms of a LIFFE Contract (as the case may be), margin requirements will be determined in accordance with the rules of the Participating Exchange rather than LIFFE Rules. Any money or assets held in any country other than the UK may be subject to the applicable law of that country rather than UK client money and other asset rules, and the Customer should satisfy itself that this is acceptable to it before instructing SLKGM to transact any such business.

 (e) PROVISIONS APPLICABLE UPON A DELAYED TRANSFER OR IN THE EVENT OF IMPOSSIBILITY OF TRANSFER

          In the event of any delayed transfer or impossibility of transfer of a Linked LIFFE Contract or a Linked Participating Exchange Contract under the terms of paragraphs 2.1(c) or (d) or 2.2(b) or (c), SLKGM shall inform the Customer as soon as reasonably practicable in the circumstances of such event in which case the Customer may be required to pay SLKGM on demand in relation to such Linked LIFFE Contract such sums by way of deposit or margin as SLKGM shall require in accordance with Clause 17 of this Agreement.

2.2       PROVISIONS RELATING TO OUTWARD TRANSFER OF LINKED LIFFE CONTRACTS

(a)       RULES OF LIFFE

          All contracts in the terms of a Linked LIFFE Contract made on LIFFE shall be subject to the Rules of LIFFE as from time to time in force.

(b)       TRANSFER

          SLKGM will endeavour to secure the transfer through the relevant Link of each contract in the terms of a Linked LIFFE Contract made between SLKGM and the Customer which is intended for transfer. Upon confirmation by the relevant Participating Exchange of receipt of trade/position details from LCH, rights and obligations under such contract, save for outstanding obligations with respect to fees and margin and those rights and obligations referred to in the Rules of LIFFE and the Regulations of LCH, shall be discharged and there shall arise simultaneously a contract in the terms of a Participating Exchange Contract between us. The contract in the terms of a Participating Exchange Contract shall be subject to the rules of the relevant Participating Exchange. Upon the transfer of the contract in the terms of a Linked LIFFE Contract SLKGM shall, without prejudice to any claim it may have including, without limitation, for fees or margin, cease to be a party to the contract and shall have no obligation to the Customer for its performance.

(c)       DELAYED TRANSFER

          In the event that, on any LIFFE trading day, LCH is unable for whatever reason to transmit details of all contracts in the terms of a Linked LIFFE Contract, or the relevant Participating Exchange is unable to receive or acknowledge receipt of all such details, any such contract made between SLKGM and the Customer on that day shall remain as an undischarged contract in the terms of a


                                       39
SLK Global Markets Ltd

          Linked LIFFE Contract (but without prejudice to any default provisions agreed between SLKGM and the Customer which may be operated to discharge such contract) subject to the Rules of LIFFE and the General Regulations and Default Rules of LCH as from time to time in force, until such time as transfer can be achieved.

(d)       IMPOSSIBILITY OF TRANSFER

          If it is not possible for whatever reason for details of contracts in the terms of the Linked LIFFE Contract to be transmitted by LCH, or for the relevant Participating Exchange to receive or acknowledge receipt of all such details, so that transfer of such contracts cannot occur on any particular day, and any circumstances preventing such transfer continues so that the Link is suspended or terminated, any such contract made between SLKGM and the Customer during any such period shall remain as an undischarged contract in the terms of a Linked LIFFE Contract, subject to the Rules of LIFFE and the Regulations of LCH as from time to time in force, and shall be performed in accordance with its terms or may be closed out or otherwise discharged, in accordance with the Rules and any agreement reached between SLKGM and the Customer.

2.3 PROVISIONS RELATING TO INWARD TRANSFER OF LINKED PARTICIPATING EXCHANGE CONTRACTS

(a)       TRANSFER

          In respect of each contract in the terms of a Linked Participating Exchange Contract made between SLKGM and the Customer which is intended for transfer through the relevant Link, rights and obligations under such contract, save for outstanding obligations with respect to fees or margin and any other rights or obligations referred to in the Rules of the Participating Exchange, shall be discharged upon confirmation by LCH of receipt of trade/position details from the Participating Exchange and there shall arise simultaneously a contract in the terms of a LIFFE Contract between SLKGM and the Customer. The LIFFE Contract shall be subject to the Rules of LIFFE and the General Regulations and Default Rules of LCH.

(b)       DELAYED TRANSFER

          In the event that, on any Participating Exchange trading day, the relevant Participating Exchange is unable for whatever reason to transmit details of all contracts in the terms of a Linked Participating Exchange Contract, or LCH is unable to receive or acknowledge receipt of all such details, any such contract made between SLKGM and the Customer on that Participating Exchange on that day shall remain an undischarged contract in the terms of a Linked Participating Exchange Contract (but without prejudice to any default provisions agreed between SLKGM and the Customer which might be operated to discharge such contract), subject to the rules of the Participating Exchange as from time to time in force, until such time as transfer can be achieved.

(c)       IMPOSSIBILITY OF TRANSFER

          If it is not possible for whatever reason for details of contracts in the terms of a Linked Participating Exchange Contract to be transmitted by the relevant Participating Exchange, or for LCH to receive or acknowledge receipt of all such details so that transfer of such contract cannot occur on any particular day and any circumstance preventing such transfer continues so that the Link is suspended or terminated, any such contract made between SLKGM and the Customer on that Participating Exchange during that period shall remain as an undischarged contract in the terms of a Linked Participating Exchange Contract, subject to the rules of the Participating Exchange as from time to time in force and shall be performed in accordance with its terms or may be closed out or otherwise discharged in accordance with the Rules and any agreement reached between SLKGM and the Customer.



                                       40
SLK Global Markets Ltd

                                   SCHEDULE 5

            ADDITIONAL PROVISIONS FOR TRANSACTIONS EXECUTED ON EUREX

5.1 Eurex shall not be held liable for damage caused by disruption in its services as a result of any force majeure, riot, events resulting from war or natural disasters, or resulting from other circumstances beyond the control of Eurex (e.g., strikes, lock-outs, interruption of transport or orders of domestic or foreign governments).

5.2 For damages suffered in connection with use of the EDP System or EDP devices of Eurex, Eurex shall be liable only to the extent that intentional misconduct or gross negligence of its bodies or third parties assisting in its performance can be demonstrated, unless the damage shall have resulted from a culpable breach by Eurex of its principal duties. The liability of the Eurex shall be limited in such a case if only ordinary negligence occurred, however, to the amount of damages typically foreseeable at the time of execution of the agreement.

5.3 Eurex may in full or in part delegate to third parties the performance of the obligations assigned to it when it deems such delegation justified. Should Eurex so delegate its duties, its liability shall be limited to careful selection and instruction of the third parties retained by them.

5.4 Eurex shall not be liable for the accuracy, completeness, availability and up-to-date nature of the prices of the underlyings and other data they obtain from third parties.

5.5 Any Transaction carried out on Eurex or by or through a Eurex non clearing member or clearing member will be subject to the rules of its clearing house, the Deutschebourse AG

5.6 Any dispute related to Transactions on Eurex shall to the extent required by the rules of Eurex be subject to arbitration under the rules of Eurex and German law shall apply thereto.



                                       41
SLK Global Markets Ltd

                                   SCHEDULE 6

                  ELECTRONIC TRADING AND ORDER ROUTING SYSTEMS

                          FIA DISCLOSURE STATEMENT(1)


          Electronic trading and order routing systems differ from traditional open outcry pit trading and manual order routing methods. Transactions using an electronic system are subject to the rules and regulations of the exchange(s) offering the system and/or listing the contract. Before you engage in transactions using an electronic system, you should carefully review the rules and regulations of the exchange(s) offer the system and/or listing contracts you intend to trade.

          DIFFERENCES AMONG ELECTRONIC TRADING SYSTEMS

          Trading or routing orders through electronic systems varies widely among the different electronic systems. You should consult the rules and regulations of the exchange offering the electronic and/or listing the contract traded or order routed to understand, among other things, in the case of trading systems, the system's order matching procedure, opening and closing procedures and prices, error trade policies, and trading limitations or requirements; and in the case of all systems, qualifications for access and grounds for termination and limitations on the types of orders that may be entered into the system. Each of these matters may present different risk factors with respect to trading on or using a particular system. Each system may also present risks related to system access, varying response times, and security. In the case of internet-based systems, there may be additional types of risks related to system access, varying response times and security, as well as risks related to service providers and the receipt and monitoring of electronic mail.

          RISKS ASSOCIATED WITH SYSTEM FAILURE

          Trading though an electronic trading or order routing system exposes you to risks associated with system or component failure. In the event of system or component failure, it is possible that, for a certain time period, you may not be able to enter new orders, execute existing orders, or modify or cancel orders that were previously entered. System or component failure may also result in loss of orders or offer priority.

          SIMULTANEOUS OPEN OUTCRY PIT AND ELECTRONIC TRADING

          Some contracts offered on an electronic trading system may be traded electronically and through open outcry during the same trading hours. You should review the rules and regulations of the exchange offering the system and/or listing the contract to determine how orders that do not designate a particular process will be executed.

          LIMITATION OF LIABILITY

          Exchanges offering an electronic trading or order routing system and/or listing the contract may have adopted rules to limit their liability, the liability of FCMs, and software and communication system vendors and the amount of damages you may collect for system failure and delays. These limitations of liability provisions vary among the exchanges. You should consult the rules and regulations of the relevant exchange(s) in order to understand these liability limitations.

- --------------------

(1) Each Exchange's relevant rules are available upon request from the industry professional with whom you have an account. Some relevant rules also are available on the Exchange's internet home page.


                                       42
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

                                   SCHEDULE 7

                                 TRADERS/LOCALS

1         INTRODUCTION

1.1 There are set out below the additional terms on which SLKGM is prepared to allow you to trade your own account ("your Account") and to recognise you as a self-employed trader of SLKGM for this purpose.

1.2 In the context of this Schedule, all references to "you" and "your" are references to the Customer. If the Customer is an individual all references shall apply directly to that named individual. If the Customer is a body corporate all references shall be to that body corporate and to all directors, employees and agents of that body corporate as may be appropriate. All the provisions of the Agreement apply but if there is any conflict between the terms of this Schedule and the Agreement the terms of this Schedule shall prevail.

2         DEFINITIONS

          The following additional definitions shall apply unless the context requires otherwise:

          "YOUR ACCOUNT":               the account or accounts with SLKGM on
                                        which you are allowed to trade;

          "AGREED BROKER"               in respect of each Exchange such broker
                                        as is specified to you in writing by
                                        SLKGM

          "EXCHANGE":                   any Exchange (as defined in the
                                        Agreement) of which SLKGM is from time
                                        to time a member;

          "RULES AND REGULATIONS":      the rules, regulations or by-laws of any
                                        regulatory or self regulating
                                        organisation or Exchange by which SLKGM
                                        is from time to time regulated or of
                                        which SLKGM is a member;

3         STATUS

3.1 Your status will be that of a self-employed trader on such Exchanges and with authority to trade such instruments as are set out in
          Schedule 2 to this Agreement and subject at all times to any permissioning requirements, risk parameters, conditions or restrictions which SLKGM may see fit to impose from time to time on your activities as set out in Schedule 2. SLKGM reserves the right at any time and without prior notice to vary the contents of Schedule 2 in such manner as it may see fit.

3.2 You will be solely responsible for all trading decisions on your Account. No advisory services will be provided to you by SLKGM and all transactions will be effected by SLKGM on an execution only basis. SLKGM will not have any responsibility or liability in respect of any decisions you make to deal. Such decisions shall be made solely in reliance on your own judgement and at your own risk and not in reliance on any communication, comment,expression of opinion or information from SLKGM or any of its Affiliates.

3.3 As a self-employed person you shall be responsible for all tax, National Insurance or other liabilities which may be levied in respect of your activities. Without prejudice to the generality of Paragraph 13 of this Schedule you agree to indemnify and keep indemnified on a continuing basis SLKGM from and against any claims that may be made by any relevant authorities against SLKGM in respect of tax, National Insurance or other liabilities relating to your activities.


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3.4       You acknowledge that you have no entitlement to any salary or other payments or benefits from SLKGM nor to any statutory protections conferred by the Employment Rights Act 1996 or otherwise nor to any other employee rights or benefits.

4         REGISTRATION

4.1 To enable you to execute transactions for your Account, SLKGM proposes to register you as one of SLKGM's traders with the Exchange(s) set out in Schedule 2. This registration is conditional in all respects upon your admission by SFA to its registers as a registered trader or registered representative as appropriate and at all times subject to Paragraphs 4.3 and 10.

4.2. Without prejudice to the generality of Paragraph 10 below you undertake to inform SLKGM prior to SLKGM's application for your registration with SFA of all information which may reasonably be considered material to SFA or SLKGM in determining whether to agree to your registration with SFA. You undertake to provide any such information as may be required from time to time by SLKGM or by SFA in connection with your registration and to provide such information promptly, truthfully and completely.

4.3 Should you have the necessary qualifications or experience to be registered with SFA as a registered representative then you may, at SLKGM's discretion, be permitted to be registered as such with SFA. Notwithstanding such registration, however, you undertake that you will not conduct any activities other than to execute transactions for your Account unless such other activities have previously been agreed to in writing by SLKGM.

4.4 SLKGM is required under the rules of SFA to categorise its counterparties. Confirmation of your categorisation under the rules of SFA will be provided to you by means of a separate notice. Unless you give SLKGM written notice that your personal or financial circumstances have changed, SLKGM shall deem that the circumstances giving rise to such categorisation have not changed.

5         ACCESS TO THE EXCHANGE

5.1 SLKGM may at your request and at SLKGM's sole discretion make available for your use a share, seat or other right of access to the Exchange(s) set out in Schedule 2 to this Agreement. Such access will be subject to the terms and conditions set out in Schedule 2.

5.2 You will be approved to trade only for your own account and only on your own trader ID or an ID specified by SLKGM.

6         YOUR ACCOUNT

6.1 You will establish your Account by paying into an account with SLKGM the initial contribution specified in Schedule 2 Part II and maintain that initial contribution at such level as SLKGM may require at all times. Thereafter, all your dealings shall take place through your Account.

6.2 SLKGM will designate your Account with a reference specific to you and will maintain entries in its books and records with regard to dealings on your Account and all credits and debits resulting therefrom. Subject to paragraph 6.4 all profits and losses, dividends, interest and other payments arising from transactions effected for your Account will be yours and will be credited or debited to your Account accordingly unless you have entered into a profit and loss sharing arrangement with SLKGM in which case all profits and losses will be subject to the terms and conditions as set out in that agreement.

6.3 SLKGM may debit your Account with any costs incurred by it or any Affiliate or Broker on your behalf or as a consequence of your actions including but not limited to sums payable to any


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          Exchange or Regulatory Body and sums due under any indemnity or in respect of any breach by you of this Agreement without further notice to you.

6.4 If you enter into Transactions in breach of any trading limit, restriction or direction issued by SLKGM any profits arising from that Transaction shall accrue exclusively to SLKGM but you shall be liable to meet any losses arising from that Transaction.

7         DEALINGS FOR YOUR ACCOUNT

7.1 All dealings for your Account shall be carried out in accordance with the following conditions:

          (a) You shall be permitted access to the Exchange during normal business hours.

          (b) All Transactions shall be dealt with and accounted for by SLKGM on your Account and, insofar as SLKGM is to execute, carry and clear trades for your Account, it will do so in accordance with this Agreement.

          (c) All Transactions shall be executed by you in the name of SLKGM but shall, in each case, be expressly designated with a reference provided by SLKGM to you.

          (d) All Transactions shall be entered into through an Approved System or Approved Broker

          (e) You shall at all times deal within the trading limits and other risk parameters set out in Schedule 2 of this Agreement (as varied from time to time at the sole discretion of SLKGM) and in accordance with any other trading limits or risk parameters from time to time set or any direction from time to time made or given by SLKGM.

          (f) All dealings by you shall be entered into in accordance with the rules of the Exchange, and shall be forthwith entered onto a trader card or evidenced by a trade confirmation which must be provided to SLKGM forthwith in such manner as previously agreed by SLKGM

          (g) You must not execute Transactions on behalf of other members of the Exchange for allocation to them nor enter into any transaction (whether directly or through any third party) using facilities other than those provided by SLKGM and/or the Agreed Broker. As a separate obligation you undertake immediately to notify SLKGM of any Transaction entered into using facilities other than those provided by SLKGM and/or the Agreed Broker.

          (h) All Transactions shall be in the terms of the relevant standard specification, terms and conditions specified by the Exchange for the relevant Contract and in accordance with Market Requirements.

          (i) You are at all times subject to the Personal Account Dealing procedures and all other compliance and operating procedures of SLKGM as they are from time to time in force. In particular, you shall at all times act with due diligence, propriety and regard to the good name and standing of SLKGM and any of its Affiliates.

          (j) You shall wear at all times at the Exchange the badge and flash or other means of identification provided to you for this purpose.

          (k) SLKGM shall not be responsible for any acts or omissions of any Agreed Broker.

          (l) You shall if required to do so by SLKGM provide SLKGM with such assistance as SLKGM may require in respect of its business on such terms as may be agreed or failing agreement, determined by SLKGM, including, if requested, executing transactions on behalf of SLK or any person using its services.

7.2 You may nominate other persons to trade for your account subject to the rules and regulations and with the prior written consent of SLKGM. Each such person will be designated a sub-account of your Account. These sub-accounts will be netted off against each other and reconciled to produce


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          the balances for the purposes of Schedule 2. You shall ensure that such persons adhere to the terms of this Agreement and comply with Applicable Law and all the matters referred to in paragraph 9. In the case of any breach of this Agreement by such persons you and such persons shall be jointly and severally liable to SLKGM in accordance with this Agreement.

7.3 Unless you have already obtained all necessary qualifications you agree that:

          (a) within three months of the date of the Agreement you will have undertaken at least one attempt to pass any trading or other examinations necessary for the continued usage of any electronic trading system to which you have been given access;

          (b) if within six months of the date of this Agreement you have failed to attempt and to pass any trading or other examinations necessary for the continued usage of any electronic trading system to which you have been given access, this Agreement will automatically terminate;

          (c) notwithstanding any other provisions of any agreement between us, SLKGM will not be liable for any loss, damage or costs actual or consequential arising from your failure to obtain any necessary qualifications;

          (d) you will be liable for all trades executed, by any person, on your account, regardless of whether they are executed by you, or on proper authority from you, or otherwise.

8         WARRANTIES AND UNDERTAKINGS

8.1       You warrant and undertake to SLKGM that:

          (a) by entering into this Agreement you will not be in breach of any other agreement with or obligations owed to any third party;

          (b)  you are not, and have not been subject to a direction under
               Section 59 of the Act and that you have not received any notice in respect of any such direction; and

          (c) you are not and have not been subject to any criminal convictions or proceedings, any regulatory or disciplinary proceedings under the rules of any Exchange, regulatory body self regulating organisation or otherwise and all matters relating to your personal or financial standing which may reasonably be considered material to SFA with regard to your registration or continuing registration or to SLKGM in determining whether to enter into this Agreement or continue its relationship with you have been and will be disclosed forthwith to SLKGM.

9         REGULATORY OBLIGATIONS

9.1 You will, at all times, act in accordance with the letter and spirit of Applicable Law including without limitation the rules and regulations of all Regulatory Bodies by which SLKGM is from time to time being regulated and of all relevant Exchanges or other regulatory bodies, having jurisdiction over or control of any markets on which SLKGM enters into transactions.

9.2 You hereby agree to be interviewed and provide such documents and information as may be required by or on behalf of any such Regulatory Body

9.3 During the continuance of your relationship with SLKGM and subsequently, at their sole discretion, as may be required by Applicable Law you agree:

          (a) to comply with Applicable Law and to commit no act or omission which would place SLKGM in breach of any Applicable Law and for such purpose to adhere to the procedures notified to you by SLKGM from time to time;

          (b) to comply with and assist any employee (as defined by the rules of SFA) of or adviser to SLKGM to ensure adherence to the procedures of SLKGM;


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          (c)  to give full co-operation and assistance to SLKGM and its advisers and to officials of any during the course of any inspection, monitoring or investigation by any, Regulatory Body relating to SLKGM or yourself which shall include making yourself available for such interviews as you may be required to attend and answering all questions that may be put to you completely and truthfully;

          (d) to give full co-operation to SLKGM and, any Regulatory Body during the course of any hearing involving SLKGM before any panel, board or committee or in any arbitration proceedings and in so doing you will answer all questions completely and truthfully, produce any documents or materials that are requested and attend all hearings or proceedings at which your presence is required;

          (e) to comply with any and all warnings, orders, directions, decisions and awards made by any Regulatory Body or any of their panels, boards or committees as a result of any arbitration or disciplinary proceedings or any disciplinary hearing;

          (f) immediately to notify SLKGM of the occurrence of any of the events or any other matter referred to in Paragraph 12.1;

          (g) to make yourself available for interview by the Secretary of State, or his representatives, in connection with his powers of investigation under Section 105 of the Act;

          (h) to inform SLKGM if you are going to be interviewed by any Regulatory Body and to consent to SLKGM's presence at such interview, subject to the Regulatory Body's approval;

          (i) to inform SLKGM if a Regulatory Body has requested information from you and to consult SLKGM's Compliance Officer in relation to the provision of such information.

          insofar as such matters relate to the business undertaken by or for or in connection with you.

10        TERMINATION

          If this Agreement is terminated for any reason all rights under paragraph 6 will cease either at the end of the requisite notice period or forthwith as the case may be.

11        SUMMARY TERMINATION

11.1 In addition to the other termination provisions in the Agreement SLKGM shall be entitled to terminate this Agreement forthwith and without notice in writing on the occurrence of any of the following events:

          (a) if in the sole opinion of SLKGM you are or become incapacitated for any cause whatsoever from efficiently trading or performing your obligations hereunder; or

          (b) if you are convicted or found guilty in respect of any offence other than a minor road traffic offence by any court of competent jurisdiction; or

          (c) if you commit any breach of any of your obligations to SLKGM whether under this Agreement or otherwise; or

          (d)  if you commit or are guilty of any act of dishonesty; or

          (e) if you are found guilty of any misconduct or any conduct which may (in the opinion of SLKGM) bring yourself or SLKGM into disrepute or commit any unlawful or improper act or, in the opinion of SLKGM, are guilty of conduct unbecoming of a person entrusted with SLKGM's status, responsibilities or confidences, or


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          (f)  if you commit any breach of, or commit any act or omission which may cause SLKGM to be in breach of the Act or Applicable Law or assist anyone else to do so; or

          (g) if you are adjudged bankrupt or have a bankruptcy petition presented against you or enter into a deed of arrangement in favour of your creditors; or

          (h) if for any reason whatsoever you cease to be registered with SFA as a registered trader or, as the case may be, a registered representative of SLKGM; or

          (i) if a disqualification direction has been issued against you under the provisions of the Act or any court has made an order disqualifying you from serving as a director of a company or from being concerned with the management of a company; or

          (j) if any other circumstance occurs which entitles SLKGM to summarily terminate the agreement with you.

11.2 SLKGM shall, at any time, be entitled to suspend its agreement with you and your right to trade on your Account for any period necessary to enable it to determine whether any of the events in Paragraph 11.1 has occurred.

12        INDEMNITY

12.1 Notwithstanding any termination of the Agreement you agree to indemnify and keep indemnified on a continuing basis SLKGM, its Affiliates and each of their respective directors, employees or agents on demand from and against all demands, claims, liabilities, losses, damages, costs and expenses whatsoever including all interest, penalties, the fees of legal and other professional advisers, together with value added tax and similar taxes thereon incurred by SLKGM:

          (a) in respect of any Transaction entered into or instruction or information given by you;

          (b) following the occurrence of any of the events referred to in Paragraph 11.1;

          (c) as a result of SLKGM enforcing or attempting to enforce its rights under the agreement;

          (d) in respect of any claims that may be made by any fiscal, revenue or other authority or official against SLKGM including but not limited to claims in respect of income tax, PAYE or National Insurance, capital gains and other capital taxes, VAT and other sales taxes, stamp duty and other documentary taxes or other taxes duties and imposts relating to your relationship with SLKGM or to your activities;

          (e) in respect of any claims against SLKGM under Section 62 of Act or action by any self regulatory organisation, regulatory body or Exchange or otherwise, arising from any breach or alleged breach by SLKGM of any rules and regulations applicable to SLKGM where such breach or alleged breach arises directly or indirectly from your activities;

          (f) in respect of any action taken by any Exchange or clearing house against SLKGM by reason of an act or omission of yours; and

          (g) in respect of any default, breach or failure by you to perform your obligations under this Agreement or of any representation or warranty given by or on behalf of you being incorrect or misleading.

13        DELEGATION AND ASSIGNMENT OF POWERS

13.1 SLKGM may delegate or otherwise assign to any of its Affiliates or successors from time to time in existence any of its powers, duties or benefits under the Agreement.

13.2 Your rights and obligations arising out of the Agreement may not be assigned or otherwise transferred without SLKGM's prior written consent.


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                             APPENDIX TO SCHEDULE 7

                          SUB ACCOUNT TRADER AGREEMENT



          This Agreement is entered into this    day of           1999 between:-

(1)       SLK Global Markets Limited of                            ("SLKGM") and

(2)       [         ] of [                                               ]("Sub-
          Account Trader") and

(3)       [         ] of [                                       ] ("Customer").

          SLKGM has established a sub account of the Customer for the Sub Account Trader as instructed by the Customer.

          In consideration of SLKGM establishing such a sub account, the Sub Account Trader and the Customer agree to the following:-

          (i) the Sub Account Trader has no legal rights to the assets held in the sub account.

          (ii) SLKGM will refuse to accept any instructions for cash transfer, position movements and/or any financial instructions from the Sub Account Trader unless such instructions are given by the Customer in writing.

          (iii) the Sub Account Trader agrees to be bound by and adhere to the terms of the Clearing Agreement dated 1999 executed between SLKGM and the Customer and the Customer requests and consents to the opening of the sub account and nominates the Sub Account Trader to trade on its account in respect of the sub account.


          Signed and accepted by:

          Sub Account                     Sub Account

          Trader's signature............  Trader's Name Printed.................


          Signed for and on behalf of

          SLK Global Markets Limited............................................


          Signed and accepted by:


          Customer signature............   Customer Name Printed................



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                                   SCHEDULE 8


                           FORM OF "GIVE-UP" AGREEMENT

          CAUTION: THIS AGREEMENT IS DESIGNED AS A BASIC DOCUMENT FOR "GIVE-UP" TRANSACTIONS FOR CUSTOMERS OF SLKGM. SLKGM MAY REQUIRE OTHER REGULATORY (INCLUDING EXCHANGE) AND COMMERCIAL TERMS IN PARTICULAR CIRCUMSTANCES AT THE OUTSET OR DURING THE COURSE OF THE RELATIONSHIP. PROVISIONS OF THIS AGREEMENT WHICH DO NOT FORM PART OF THE INTERNATIONAL UNIFORM GIVE-UP AGREEMENT ARE MARKED.

          AGREEMENT MADE THIS.......... DAY..................199...BY AND AMONG
          ..................................................................
          ....................... ("EXECUTING BROKER");

          SLK GLOBAL MARKETS LIMITED WHOSE REGISTERED OFFICE IS AT 2ND FLOOR, TITCHFIELD HOUSE, 69-85 TABERNACLE STREET, LONDON EC2A 4RR ("CLEARING BROKER") AND
          .........................................................("CUSTOMER").

1 All transactions executed or cleared hereunder shall be subject to applicable laws, governmental, regulatory, self regulatory, exchange or clearing house rules, and the customs and usages of the exchange or clearing house on which they are executed and cleared, as in force from time to time ("Applicable Law"). All disputes relating to transactions executed or cleared under this Agreement shall be governed by and settled pursuant to Applicable Law and shall be subject to the jurisdiction of the exchange (and, if applicable, its clearing house) upon which the dispute arises. WITHOUT PREJUDICE TO THE CLEARING BROKER'S RIGHTS AND DISCRETIONS UNDER ANY OTHER AGREEMENT WITH THE CUSTOMER OR THE EXECUTING BROKER, the parties to this Agreement shall perform their respective obligations and exercise their respective rights under this Agreement (including, but not limited to, rejecting a Customer order, calling a Customer for margin or providing any notice specified herein) using commercially reasonable judgement, in a commercially reasonable manner under the circumstances, and consistent with Applicable Law.

2 The Customer authorises Executing Broker to execute orders for Customer as transmitted by Customer to Executing Broker. Executing Broker reserves the right to reject an order that Customer may transmit to Executing Broker for execution and shall promptly notify Customer of any such rejection. THE CUSTOMER SHALL NOT GIVE AND THE EXECUTING BROKER SHALL NOT IN ANY EVENT EXECUTE ANY ORDER WHICH IS IN BREACH OF THE LIMITS ON TRADING AND POSITIONS CONTAINED IN THE CUSTOMER'S AGREEMENT WITH THE CLEARING BROKER. CLEARING BROKER HAS NOTIFIED EXECUTING BROKER OF SUCH LIMITS AS AT THE DATE OF THIS AGREEMENT. Clearing Broker may, upon notice to Executing Broker and Customer, place further limits or conditions on the positions it will accept for give-up for Customer's account.

3 Unless otherwise agreed in writing, each of the parties authorises Executing Broker and Clearing Broker to use the services of one or more other persons or entities in connection with their obligations under this Agreement; provided, however, that Executing Broker and Clearing Broker remain responsible to Customer for the performance (or failure of performance) of their respective obligations and responsibilities under the Agreement AND EXECUTING BROKER REMAINS RESPONSIBLE TO CLEARING BROKER FOR COMPLIANCE WITH TRADING AND POSITION LIMITS.

4 Customer will be responsible for accurate placement of orders with Executing Broker. Executing Broker, and not Clearing Broker, will be responsible for determining that all orders are placed or authorised by Customer. Additionally, Executing Broker will: (a) upon placement of the order by Customer, confirm the terms of the order with Customer if customary and practicable; (b) CHECK


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          THAT SUCH ORDER IS NOT IN BREACH OF ANY TRADING OR POSITION LIMITS
          IMPOSED BY CLEARING BROKER WHICH SHALL BE NOTIFIED TO EXECUTING BROKER IN THE FORM OF THE AUTHORISED TRADING SCHEDULE ATTACHED AND WHICH MAY BE AMENDED FROM TIME TO TIME; (c) be responsible for the accurate execution of all such ORDERS WHICH ARE NOT IN BREACH OF ANY SUCH TRADING OR POSITION LIMITS; (d) confirm the execution of such orders to Customer as soon as is practicable thereafter; and (e) transmit such executed orders to Clearing Broker as soon as practicable, but in no event later than the period mandated by Applicable Law. Subject to
          Section 2 AND THE PROVISIONS OF ANY OTHER AGREEMENT WITH THE CUSTOMER OR EXECUTING BROKER, Clearing Broker shall be responsible for using reasonable endeavours to clear all executed orders transmitted to Clearing Broker. Unless otherwise provided by Applicable Law, AND PROVIDED THAT EXECUTING BROKER HAS COMPLIED WITH ITS OBLIGATION TO CHECK THAT THERE HAS BEEN NO BREACH OF ANY TRADING OR POSITION LIMITS neither Executing Broker nor Clearing Broker shall be responsible or liable for losses or damages resulting from: (x) error, negligence or misconduct of Customer and/or exchange or clearing house; (y) failure of transmission or communication facilities; or (z) any other cause or causes beyond their control.

5 Executing Broker will, where applicable, bill commissions for executing trades, as elected in Section 13 below, on a monthly basis. Customer or Clearing Broker, as elected in Section 13 below, shall be responsible for verifying billing and making payment. Clearing Broker will, where applicable, pay floor brokerage fees, as well as any exchange or clearing house fees, incurred for all transactions executed by Executing Broker for and on behalf of Customer and subsequently accepted by Clearing Broker.

6 In the event that Customer disputes or denies knowledge of any transaction confirmed to Customer, Clearing Broker or Executing Broker shall be authorised to liquidate or otherwise offset the disputed position. Where practicable, prior notice of such liquidation or offset shall be provided to the other parties to this Agreement.

7 In the event that Clearing Broker does not, for any reason, accept a trade transmitted to it by Executing Broker, Clearing Broker shall promptly notify Customer and Executing Broker of such non-acceptance, and Executing Broker, or its designated clearing broker if applicable, shall at its option be entitled:

          (a) to close out Customer's trade by such sale, purchase, disposal or other cancellation transaction as Executing Broker may determine, whether on the market, by private contract or any other appropriate method. Executing Broker shall promptly notify Customer of such close out. Any balance resulting from such close out shall be promptly settled between Executing Broker and Customer; or

          (b) to transfer Customer's trades to another clearing broker as instructed by Customer; or

          (c) to clear Customer's trades in accordance with the following terms:

               (i) Customer shall be fully liable for any and all obligations arising out of or related to transactions entered into or carried in Customer's account by Executing Broker, including, but not limited to: 1) debit balances, 2) exchange or clearing house fees, and 3) brokerage, commissions, and applicable fees charged by Executing Broker;

               (ii) Executing Broker shall have the right to call Customer for margin in such amounts, in such form, by such time and in such manner as may be required by Executing Broker. If Customer fails to meet such margin call within such specified time, or if Executing Broker, in its discretion, otherwise deems it appropriate for Executing Broker's protection, Executing Broker may close out Customer's trade pursuant to sub-paragraph (a) above;

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               (iii) Customer acknowledges that Customer's trades may be subject to exercise of delivery assignments, where applicable.

8 Customer acknowledges that all notices and disclosures that are provided by Clearing Broker to Customer (or Customer's representative) pursuant to Applicable Law, will be deemed, for purposes of Section 7 of this Agreement, as if received by Customer from Executing Broker as well as from Clearing Broker, Clearing Broker represents, warrants and covenants to Executing Broker that it has provided, and will provide, all required notices and disclosures to Customer (or Customer's representative).

9 This Agreement may be terminated by any of the parties hereto upon prior written notice to the other parties. Any such termination shall have no effect upon any party's rights and obligations arising out of transactions executed prior to such termination

10 This Agreement shall be exclusively governed by, and construed in accordance with, the laws of England without regard to principles of choice of law.

11 This Agreement shall not amend or vary any clearing agreement between Clearing Broker and Customer or Executing Broker and Customer OR ANY INTRODUCTION AGREEMENT BETWEEN EXECUTING BROKER AND CLEARING BROKER. In the event of a conflict between this Agreement and such other clearing agreement OR INTRODUCTION AGREEMENT with respect of the clearing or carrying of Customer's trades, such other clearing agreement OR INTRODUCTION AGREEMENT will control with respect thereto.

12 THE PARTIES TO THIS AGREEMENT ACCEPT AND AUTHORISE, WITHOUT RESERVATION, THE RECORDING OF TELEPHONE CONVERSATIONS BETWEEN THEM, AND/OR THIRD PARTIES, AND AGREE WITHOUT LIMITATION, THAT ANY SUCH RECORDINGS, AND/OR TRANSCRIPTS PREPARED THERE FROM, MAY BE USED IN EVIDENCE IN ARBITRATION AND/OR JUDICIAL PROCEEDINGS, WHICH MAY ARISE DIRECTLY OR INDIRECTLY BETWEEN THE PARTIES. WITHOUT PREJUDICE TO THE GENERALITY OF THE FOREGOING, RECORDED TELEPHONE CONVERSATIONS CAPABLE OF ATTACHING LEGAL PRIVILEGE SHALL NOT BE USED IN EVIDENCE.

13 ANY CORRESPONDENCE REGARDING TRANSACTIONS SHOULD BE BROUGHT TO ATTENTION OF THE CONTACT PERSONS OF EACH OF THE PARTIES HERETO, WHOSE NAMES AND TELEPHONE NUMBERS ARE SET OUT BELOW:

          Customer:
          Contact Person:....................TELEPHONE No:......................

          Executing Broker:
          Contact Person:....................TELEPHONE NO:......................

          Clearing Broker:
          Contact Person:  John Helm...............Telephone No:  0207 776 0702

          OR TO SUCH OTHER CONTACT PERSON AS A PARTY MAY DESIGNATE FROM TIME TO TIME.

14 Executing Broker will, where applicable, bill commissions in the amount of [ ] contract per side to:

          [ ]  Customer             [ ] Clearing Broker

          Customer's Account Reference at Clearing Broker: [   ]

15 WITH REGARD TO TRANSACTIONS EXECUTED ON THE EUREX, EXECUTING BROKER SHALL BE RESPONSIBLE FOR THE ENFORCEABILITY OF FORWARD TRANSACTIONS IN ACCORDANCE WITH SECTION 53 OF THE GERMAN EXCHANGE ACT (BORSENGESETZ) AS WELL AS FOR THE FULFILMENT OF THE RELEVANT DUTIES TO DISCLOSE ANY RISKS AND TO ADVISE CUSTOMER, IF ANY. FURTHER, WITH REGARD TO TRANSACTIONS EXECUTED ON THE EUREX, THE FOLLOWING PROCEDURE WILL BE UTILISED FOR BOOKING TRANSACTIONS EXECUTED BY EXECUTING BROKER: (a) EXECUTING BROKER SHALL REPORT TO CLEARING BROKER EACH TRANSACTION RESULTING FROM AN ORDER OF THE

                                       52
SLK Global Markets Ltd

          CUSTOMER WHICH IS DESIGNATED FOR TAKE-UP BY EITHER:- (I) INDICATING TO CLEARING BROKER SIMULTANEOUSLY WITH THE ENTRY OF THE ORDER INTO THE EUREX SYSTEM THAT THE TRANSACTION IS DESIGNATED FOR TAKE-UP BY THE CLEARING BROKER; OR (II) INDICATING THE INTENDED TRANSFER OF THE TRANSACTION TO THE CLEARING BROKER NOT LATER THAN 30 MINUTES AFTER THE TRANSACTION HAS BEEN MATCHED (b) NOTWITHSTANDING PARAGRAPH (a) ABOVE, EXECUTING BROKER SHALL INDICATE TO CLEARING BROKER THE TRANSACTION IN NO EVENT LATER THAN THE END OF THE TRADING PERIOD OF THE RELEVANT SERIES OR MATURITY MONTHS OF THE PRODUCT CONCERNED. (c) CLEARING BROKER SHALL NOT BE OBLIGED TO TAKE UP SUCH TRANSACTIONS WHICH HAVE NOT BEEN INDICATED IN GOOD TIME PURSUANT TO PARAGRAPHS (a) AND (b) ABOVE.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective authorised officers as of the date set forth above.

          ....................................    ..............................
          [Name of Customer]                      [Name of Clearing Broker]

          By:.................................     By:..........................


          ....................................      ............................
          [Print Name and Title]                    [Print Name and Title]

          .........................................................
          [Name of Executing Broker]



          By:......................................................

          .........................................................
          [Print Name and Title]


                                       53
SLK Global Markets Ltd

                                   SCHEDULE 9

                     THIRD PARTY TRADING AUTHORISATION FORM



To:  SLK Global Markets Limited


The undersigned hereby authorises _____________________________ (whose signature also appears below) as the undersigned's agent ("the Agent") to buy and sell exchange traded financial futures and option contracts and contracts for differences in accordance with the Clearing Agreement executed by the undersigned and SLK Global Markets Limited ("SLKGM") dated _______ ("the Clearing Agreement"), for the undersigned's account and risk and in the undersigned's name or number on your books. The undersigned hereby agrees to indemnify and hold you, or any entity trading or clearing transactions on your behalf harmless and to pay you promptly on demand any and all such losses, costs and expenses arising from your reliance on instructions received by you from the Agent.

In all such purchases or sales, you are authorised to follow the instructions of the Agent in every respect concerning the undersigned's account with you, and the Agent is authorised to set off for the undersigned and on the undersigned's behalf in the same manner and with the same force and effect as the undersigned might or could do with respect to such purchases or sales as well as with respect to all other matters necessary or incidental to the furtherance or conduct of such purchases or sales.

The undersigned hereby ratifies and confirms any and all such transactions with you made by the Agent for or with respect to the undersigned's account.

This authorisation and indemnity is in addition to and in no way limits or restricts any rights which you, or any entity trading or clearing on your behalf may have under any other agreement with the undersigned.

This authorisation and indemnity is also a continuing one and shall remain in full force and effect until revoked by the undersigned by a written notice addressed to you and delivered to your main office, but such revocation shall not affect any liability in any way resulting from transactions initiated prior to your receipt of such revocation. In case of death of the undersigned, this authorisation shall continue and you shall not be responsible for any action taken on the basis of this authorisation until you have received written notice of death addressed to you and delivered to your main office. This authorisation and indemnity shall be assignable by you and shall enure for the benefit of any successor or assign of SLKGM.

If this authorisation makes any officer or employee of your firm, or any entity trading or clearing transactions on your behalf our Agent, you, as the case may be, are authorised to place all orders on behalf of this account through your firm or any entity trading or clearing transactions on your behalf and to charge the prevailing commission rate for such transactions. The undersigned understands that other brokers may possibly have lower commission rates but neither you nor any entity trading or clearing transactions on your behalf is under any obligation to determine if lower rates are available or to execute transactions at the lowest rates available.

This agreement and all transactions, whether you, or any entity trading or clearing transactions on your behalf are acting as broker or principal, shall be governed by the laws of England and subject to the constitution, rules, customs and usage of the exchange or market and its clearing house, if any, where the transactions are affected, as well as the rules of the Securities and Futures Authority.

                                       54
SLK Global Markets Ltd

The undersigned agrees, and by carrying an account for the undersigned you, or any entity trading or clearing transactions on your behalf agree, that any disputes which may arise between us concerning any transactions or the construction, performance or breach of this or any agreement between us, whether entered into prior, on, or subsequent to the date hereof, shall be determined by arbitration in accordance with Clause 41.2 of the Clearing Agreement.



EXECUTED THIS _____ DAY OF ________1999/2000

by:


                                        In the presence of


- -------------------------------
Signature


                                        ---------------------------------------
                                        Signature

- ----------------------------------
Name
                                        ---------------------------------------
and                                     Name



- ----------------------------------      ----------------------------------------
Signature of Agent

                                        Address

- ----------------------------------
Name of Agent
                                        ----------------------------------------
                                        Occupation


                                       55
SLK Global Markets Ltd

                                   SCHEDULE 10


                                    GUARANTEE



A.        Guarantors:   [Insert details]

B:        Form of Guarantee for Individual Guarantor(s):

               DATED                                199[ ]







                             GUARANTEE AND INDEMNITY
                                By an individual




          [INDIVIDUAL GUARANTOR]                                            (1)

          SLK GLOBAL MARKETS LIMITED                                        (2)


                                       56
SLK Global Markets Ltd

                                TABLE OF CONTENTS

DATE                                                                         56
PARTIES                                                                      56
INTRODUCTION                                                                 56
OPERATIVE PROVISIONS                                                         56
       1       Definitions and Interpretation                                56
       2       Guarantee and Indemnity                                       57
       3       SLKGM Protections                                             58
       4       Interest                                                      58
       5       Suspense Account                                              59
       6       Appropriation                                                 59
       7       New Accounts                                                  59
       8       Discharge to be Conditional                                   59
       9       Payments and Taxes                                            59
       10      Demands and Notification Binding                              60
       11      Costs                                                         60
       12      Set-off                                                       60
       13      Communications                                                60
       14      Transfers                                                     61
       15      Currency Indemnity                                            61
       16      Miscellaneous                                                 61
       17      Language                                                      62
       18      Law and Jurisdiction                                          62

          BY GIVING THE GUARANTEE YOU MIGHT BECOME LIABLE INSTEAD OF OR AS WELL AS THE CUSTOMER

          YOU SHOULD SEEK INDEPENDENT LEGAL ADVICE BEFORE ENTERING INTO THE GUARANTEE

          DATE

          [         ]      19[  ]

          PARTIES

(1)       [                             ] ("Guarantor")

          IN FAVOUR OF

(2)       SLK GLOBAL MARKETS LIMITED ("SLKGM")

          INTRODUCTION

(A)       By a clearing agreement (the "Clearing Agreement") dated [          ],
          [                  ] between (1) SLKGM and (2) [               ] (the
          "Customer") SLKGM agreed to, inter alia, provide to the Customer execution, clearing and settlement services in financial futures, options and Contracts for Differences traded on an Exchange (the "Services"), upon the terms and subject to the conditions of the Agreements.

(B) The Customer may not request for the provision of the Services unless and until, inter alia, this Guarantee has been duly entered into by the Guarantor.

(C) The Guarantor has (after giving due consideration to the terms and conditions of the Agreement and satisfying itself that there are reasonable grounds for believing that the execution by it of this Guarantee will benefit him) decided in good faith to execute the Guarantee.

          OPERATIVE PROVISIONS

1         DEFINITIONS AND INTERPRETATION

1.1 Unless the context otherwise requires or unless otherwise defined in this Guarantee, words and expressions shall have the same respective meanings that are ascribed to them in the Agreements.

1.2 In this Guarantee (including the Introduction), the following words and expressions shall have the following meanings:

          "the Agreements"              all agreements (whether oral or in
                                        writing) made between SLKGM and the
                                        Customer including, without limitation
                                        the Clearing Agreement whether or not
                                        any other person is also a party thereto and whether made before or after the date of this Guarantee

          "Interest Rate"               London Deposit Rate

1.3       In this Guarantee:

          (a) references to this Guarantee are to include the indemnity in Clause 2.3;

          (b) references to Clauses are to be construed as references to the clauses of this Guarantee;

          (c) references to this Guarantee and any provisions of this Guarantee or to any other document or agreement are to be construed as references to this Guarantee, those


                                       58
SLK Global Markets Ltd
               provisions or that document or agreement in force for the time being and as amended, varied, supplemented, substituted or novated from time to time;

          (d) words importing the singular are to include the plural and vice versa;

          (e) references to a person are to be construed to include references to a corporation, firm, company, partnership, joint venture, unincorporated body of persons, individual or any state or any agency of a state, whether or not a separate legal entity;

          (f) references to any person are to be construed to include that person's personal representatives, assigns or transferees, successors in title or, whether direct or indirect;

          (g) references to any statutory provision are to be construed as references to that statutory provision as amended, supplemented, re-enacted or replaced from time to time (whether before or after the date of this Guarantee) and are to include any orders, regulations, instruments or other subordinate legislation made under or deriving validity from that statutory provision;

          (h) the words "other" and "otherwise" are not to be construed ejusdem generis with any foregoing words where a wider construction is possible;

          (i) references to any liability are to include any liability whether actual, contingent, present or future; and

          (j) clause headings are for ease of reference only and are not to affect the interpretation of this Guarantee.

2         GUARANTEE AND INDEMNITY

2.1 In consideration of SLKGM entering into the Clearing Agreement with the Customer the Guarantor irrevocably and unconditionally undertakes the obligations and liabilities set out in Clause 2.2 and Clause 2.3.

2.2       The Guarantor irrevocably and unconditionally guarantees:

          (a) to pay to SLKGM on demand, and in the currency in which the same falls due for payment, all monies and liabilities which are now or at any time hereafter shall have been advanced to, become due, owing or incurred by the Customer to or in favour of SLKGM under or in connection with any of the Agreements; and

          (b) the due and punctual performance and discharge by the Customer of all of its obligations and liabilities under each of the Agreements;.

2.3 The Guarantor, as a principal obligor and as a separate and independent obligation and liability from its obligations and liabilities under Clause 2.2, irrevocably and unconditionally agrees to indemnify SLKGM in full on demand against all losses, costs and expenses suffered or incurred by SLKGM arising from or in connection with any of:

          (a)  SLKGM making available its services under the Agreements; or

          (b)  SLKGM entering into any of the Agreements;

          (c) any of the provisions of any of the Agreements being or becoming void, voidable, invalid or unenforceable; and

          (d) the failure by the Customer fully and promptly to perform and discharge any of its obligations and liabilities under any of the Agreements.

2.4 The Guarantor shall indemnify and keep indemnified SLKGM (to the extent not indemnified under the Agreements or as otherwise indemnified under this Guarantee) on demand by SLKGM against


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SLK Global Markets Ltd
          all losses, actions, claims, costs, charges, expenses and liabilities suffered or incurred by SLKGM in relation to this Guarantee (including the costs, charges and expenses incurred in the enforcement of any of the provisions of this Guarantee or occasioned by any breach by the Guarantor of any of its obligations to SLKGM under this Guarantee).

3         SLKGM PROTECTIONS

3.1 The Guarantor acknowledges and agrees that, subject to Clause 4 of this Guarantee, this Guarantee is and at all times shall be a continuing security and shall extend to cover the ultimate balance due at any time from the Customer to SLKGM under or in respect of any of the Agreements and any of the transactions contemplated thereby.

3.2 The Guarantor acknowledges and agrees that none of its liabilities under this Guarantee shall be reduced, discharged or otherwise adversely affected by any act or omission which would not have discharged or affected the liability of the Guarantor had it been a Customer instead of guarantor or indemnitor or by anything done or omitted by any person which but for this provision might operate to exonerate or discharge the Guarantor or otherwise reduce or extinguish its liability under this Guarantee.

3.3       Primary Obligation

          (a) The obligations and liabilities expressed to be undertaken by the Guarantor under this Guarantee are those of primary obligor and not merely as a surety.

          (b) The SLKGM shall not be obliged before taking steps to enforce any of its rights and remedies under this Guarantee.

3.4       No Security

          (a) The Guarantor warrants to SLKGM that it has not taken or received, and agrees not to take, exercise or receive the benefit of any security or other right or benefit (whether by set-off, counterclaim, subrogation, indemnity, proof in liquidation or otherwise and whether from contribution or otherwise, all together "Rights") from or against the Customer and any other person in respect of any liability of or payment by the Guarantor under this Guarantee or otherwise in connection with this Guarantee.

          (b) if any of such Rights is taken, exercised or received by the Guarantor, the Guarantor declares that such Rights and all monies at any time received or held in respect of such Rights shall be held by the Guarantor on trust for SLKGM for application in or towards the discharge of the liabilities of the Guarantor to SLKGM under this Guarantee.

          (c) The Guarantor agrees that all other Rights and all monies from time to time held on trust by the Guarantor for SLKGM under or pursuant to Clause 3.4(b) shall be transferred, assigned or, as the case may be, paid to SLKGM, promptly following SLKGM's demand.

3.5 This Guarantee shall be in addition to and shall not affect or be affected by or merge with any other judgement, security, right or remedy obtained or held by SLKGM from time to time for the discharge and performance of any of the liabilities and obligations of the Customer to SLKGM.

4         INTEREST

          (a) The Guarantor agrees to pay interest to SLKGM at the Interest Rate on all sums demanded under this Guarantee from the date of SLKGM's demand under this Guarantee or, if earlier, the date on which the relevant damages, losses, costs or expenses arose in respect of which such demand has been made, in each case until, but excluding, the date of actual payment.


                                       60
SLK Global Markets Ltd

          (b) The Guarantor agrees to pay interest to SLKGM at the Interest Rate after as well as before judgement.

          (c) All such interest shall accrue on a day to day basis and be calculated by SLKGM on the basis of a 365 day year and interest shall be compounded in accordance with the usual practice of SLKGM.

5         SUSPENSE ACCOUNT

          (a) The SLKGM may place to the credit of a suspense account any monies received under or in connection with this Guarantee in order to preserve the rights of SLKGM to prove for the full amount of all of its claims against any of the Customer and any other person.

          (b) The SLKGM may, at any time, apply any of the monies referred to in Clause 6(a) in or towards satisfaction of any of the monies, obligations and liabilities the subject of this Guarantee as SLKGM, in its absolute discretion, may from time to time conclusively determine.

6         APPROPRIATION

          The Guarantor shall not and may not direct the application by SLKGM of any sums received by SLKGM from the Guarantor under, or pursuant to, any of the terms of this Guarantee.

7         NEW ACCOUNTS

          (a) If this Guarantee ceases to be continuing for any reason whatsoever, then SLKGM may open a new account or accounts in the name of the Customer.

          (b) If SLKGM does not open a new account or accounts pursuant to Clause 8(a), it shall nevertheless be treated as if it had done so at the time that this Guarantee ceases to be continuing (whether by determination, calling in or otherwise) in relation to the Customer.

          (c) As from that time, all payments made to SLKGM by or on behalf of the Customer shall be credited or be treated as having been credited to the new account or accounts and shall not operate to reduce the amount for which this Guarantee is available at that time nor shall the liability of the Guarantor under this Guarantee in any manner be reduced or affected by any subsequent transactions, receipts or payments into or out of any such accounts.

8         DISCHARGE TO BE CONDITIONAL

8.1 Any release, discharge or settlement between the Guarantor and SLKGM in relation to this Guarantee shall be conditional upon no right, security, disposition or payment to SLKGM by the Guarantor and any other person being void, set aside or ordered to be refunded pursuant to any enactment or law relating to breach of duty by any person, bankruptcy, liquidation, administration, protection from creditors generally or insolvency or for any other reason.

8.2 If any such right, security, disposition or payment is void or at any time so set aside or ordered to be refunded, SLKGM shall be entitled subsequently to enforce this Guarantee against the Guarantor as if such release, discharge or settlement had not occurred and any such security, disposition or payment had not been made.

9         PAYMENTS AND TAXES

          (a) All sums payable by the Guarantor under this Guarantee shall be paid to SLKGM in full without:

               (i)  any set-off, condition or counterclaim whatsoever; and


                                       61
SLK Global Markets Ltd

               (ii) free and clear of all deductions or withholdings whatsoever save only as may be required by law or regulation which in either case is binding on him.

          (b) If any deduction or withholding is required by any law, practice or regulation (whether or not such practice or regulation has the force of law) in respect of any payment due from the Guarantor under this Guarantee or is in any event made, the relative sum payable by the Guarantor shall be increased so that, after making the minimum deduction or withholding so required, the Guarantor shall pay to SLKGM and SLKGM shall receive and be entitled to retain on the due date for payment a net sum at least equal to the sum which it would have received had no such deduction or withholding been required to be, or had in fact been, made.

          (c) The Guarantor shall promptly deliver or procure the delivery to SLKGM of all receipts issued to him evidencing each deduction and withholding which he has made.

10        DEMANDS AND NOTIFICATION BINDING

          Any demand, notification or certificate given by SLKGM specifying amounts due and payable under or in connection with any of the provisions of this Guarantee shall, in the absence of manifest error, be conclusive and binding on the Guarantor.

11        COSTS

          The Guarantor shall, on demand and on a full indemnity basis, pay to SLKGM the amount of all costs and expenses (including legal and out-of-pocket expenses and any Value Added Tax on such costs and expenses) which SLKGM incurs in connection with, inter alia:

          (a) the preparation, negotiation, execution and delivery of this Guarantee;

          (b) any actual or proposed amendment, variation, supplement, waiver or consent under or in connection with this Guarantee;

          (c)  any discharge or release of this Guarantee;

          (d) the preservation or exercise (or attempted preservation or exercise), and the enforcement (or attempted enforcement) of, any rights under or in connection with, this Guarantee; and

          (e)  any stamping or registration of this Guarantee.

12        SET-OFF

12.1 The SLKGM may, without notice to the Guarantor, apply any credit balance which is at any time held by any office or branch of SLKGM for the account of the Guarantor in or towards satisfaction of any sum then due and payable from the Guarantor under this Guarantee.

12.2 For the purposes of exercising any rights under this Clause, or any rights under the general law, SLKGM may convert or translate all or any part of such a credit balance into another currency applying a rate which in SLKGM's opinion fairly reflects the relative prevailing rates of exchange.

12.3 The SLKGM is not obliged to exercise any of its rights under this Clause, which shall be without prejudice and in addition to any rights under the general law.

12.4 In this Clause "rights under the general law" means any rights of set-off, combination or consolidation of accounts, lien or similar rights which SLKGM has under any applicable law.

13        COMMUNICATIONS

          Any demand or notice under this Guarantee shall be in writing signed by an officer or agent of SLKGM and (without prejudice to any other effective means of serving it) may be served on the


                                       62
SLK Global Markets Ltd

          Guarantor personally or by post and either by delivering it to the address specified above or otherwise notified to the Guarantor under Clause 13.1 or by despatching it addressed to the Guarantor at the address specified above or otherwise notified to the Guarantor under Clause 13.1. Any such demand or notice delivered personally shall be deemed to have been received immediately upon delivery. Any such demand or notice sent by post shall be deemed to have been received at the opening of business in the intended place of receipt on the day following the day on which it was posted, even if returned undelivered.

14        TRANSFERS

14.1      This Guarantee is freely assignable or transferable by SLKGM.

14.2 The Guarantor may not assign any of its rights and may not transfer any of its obligations under this Guarantee or enter into any transaction which would result in any of those rights or obligations passing to another person.

14.3 The SLKGM may disclose to any person related to SLKGM and/or any person to whom it is proposing to transfer or assign or has transferred or assigned any of its rights under this Guarantee, any information about the Guarantor.

15        CURRENCY INDEMNITY

          If, under any applicable law or regulation or pursuant to a judgement or order being made or registered against the Guarantor or the liquidation of the Guarantor or without limitation for any other reason, any payment under or in connection with this Guarantee is made or fails to be satisfied in a currency (the "payment currency") other than the currency in which such payment is expressed to be due under or in connection with this Guarantee (the "contractual currency") then, to the extent that the amount of such payment actually received by SLKGM, when converted into the contractual currency at the rate of exchange, falls short of the amount due under or in connection with this Guarantee, the Guarantor as a separate and independent obligation, shall indemnify and hold harmless SLKGM against the amount of such shortfall. For the purposes of this Clause, "rate of exchange" means the rate at which SLKGM is able on or about the date of such payment to purchase, in accordance with its normal practice, the contractual currency with the payment currency and shall take into account (and the Guarantor shall be liable for) any premium and other costs of exchange including any taxes or duties incurred by reason of any such exchange.

16        MISCELLANEOUS

16.1 No delay or omission on the part of SLKGM in exercising any right or remedy under this Guarantee shall impair that right or remedy or operate as or be taken to be a waiver of it; nor shall any single partial or defective exercise of any such right or remedy preclude any other or further exercise under this Guarantee of that or any other right or remedy.

16.2 The SLKGM rights under this Guarantee are cumulative and not exclusive of any rights provided by law and may be exercised from time to time and as often as SLKGM deems expedient.

16.3 Any waiver by SLKGM of any terms of this Guarantee, or any consent or approval given by SLKGM under it, shall only be effective if given in writing and then only for the purposes and upon the terms and conditions, if any, on which it is given.

16.4 If at any time any one or more of the provisions of this Guarantee is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity and enforceability of the remaining provisions of this Guarantee nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall be in any way affected or impaired as a result.


                                       63
SLK Global Markets Ltd

17        LANGUAGE

          All notices demands or communications under or in connection with this Guarantee shall be in English.

18        LAW AND JURISDICTION

          This Guarantee is governed by and shall be construed in accordance with English law.

SIGNED AND DELIVERED AS A DEED
by the said [       ]
in the presence of:

Witness:

Signature      .............................................

Name           .............................................

Address        .............................................

               .............................................

Occupation     .............................................



                                       64
SLK Global Markets Ltd

          C:   Form of Guarantee for Corporate Guarantor(s)


                    DATED                                   199[ ]



                             GUARANTEE AND INDEMNITY
                          By Single Corporate Guarantor






          [CORPORATE GUARANTOR]                                              (1)

          SLK GLOBAL MARKETS LIMITED                                         (2)



                                       65
SLK Global Markets Ltd

                                TABLE OF CONTENTS

Date                                                                            65
PARTIES                                                                         65
INTRODUCTION                                                                    65
Operative provisions                                                            65
       1       Definitions and Interpretation                                   65
       2       Representations and Warranties by the Guarantor                  66
       3       Guarantee and Indemnity                                          66
       4       SLKGM Protections                                                67
       5       Interest                                                         68
       6       Suspense Account                                                 68
       7       Appropriation                                                    68
       8       New Accounts                                                     68
       9       Discharge to be Conditional                                      69
       10      Payments and Taxes                                               69
       11      Demands and Notification Binding                                 69
       12      Costs                                                            69
       13      Set-off                                                          70
       14      Communications                                                   70
       15      Transfers                                                        70
       16      Currency Indemnity                                               70
       17      Miscellaneous                                                    71
       18      Language                                                         71
       19      Law and Jurisdiction                                             71


SLK Global Markets Ltd

Date

          [         ] 199[ ]

PARTIES

(1)       [      ]  a company incorporated under the laws of [     ][with
          registered number [           ] [having its registered office
          at] [having its principal place of business at [       ] ("Guarantor")

(2) SLK GLOBAL MARKETS LIMITED a company incorporated under the laws of England and Wales having its registered office at 2nd Floor, Titchfield House, 69-85 Tabernacle Street, London EC2A 4RR ("SLKGM")

INTRODUCTION

(A) By a clearing agreement (the "Clearing Agreement") dated [ ], [ ] between (1) SLKGM and (2) [ ] (the "Customer") SLKGM agreed to, inter alia, provide to the Customer execution, clearing and settlement services in financial futures, options and Contracts for Differences traded on an Exchange (the "Services"), upon the terms and subject to the conditions of the Agreements.

(B) The Customer may not request for the provision of the Services unless and until, inter alia, this Guarantee has been duly entered into by the Guarantor.

(C) The Guarantor has (after giving due consideration to the terms and conditions of the Clearing Agreement and satisfying itself that there are reasonable grounds for believing that the execution by it of this Guarantee will benefit it) decided in good faith and for the purposes of its business to execute the Guarantee.

OPERATIVE PROVISIONS

1         DEFINITIONS AND INTERPRETATION

1.1 Unless the context otherwise requires or unless otherwise defined in this Guarantee, words and expressions shall have the same respective meanings that are given to them in the Agreements.

1.2 In this Guarantee (including the Introduction), the following words and expressions shall have the following meanings:

          "the Agreements"              all agreements (whether oral or in
                                        writing) made between SLKGM and the
                                        Customer including, without limitation
                                        the Clearing Agreement whether or not
                                        any other person is also a party thereto and whether made before or after the date of this Guarantee

          "Interest Rate"               London Deposit Rate

1.3       In this Guarantee:

          (a) references to this Guarantee are to include the indemnity in clause 3.3;

          (b) references to Clauses are to be construed as references to the clauses of this Guarantee;

          (c) references to this Guarantee and any provisions of this Guarantee or to any other document or agreement are to be construed as references to this Guarantee, those provisions or that document or agreement in force for the time being and as amended, varied, supplemented, substituted or novated from time to time;



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          (d)  words importing the singular are to include the plural and vice versa;

          (e) references to a person are to be construed to include references to a corporation, firm, company, partnership, joint venture, unincorporated body of persons, individual or any state or any agency of a state, whether or not a separate legal entity;

          (f) references to any person are to be construed to include that person's assigns or transferees or successors in title, whether direct or indirect;

          (g) references to any statutory provision are to be construed as references to that statutory provision as amended, supplemented, re-enacted or replaced from time to time (whether before or after the date of this Guarantee) and are to include any orders, regulations, instruments or other subordinate legislation made under or deriving validity from that statutory provision;

          (h) the words "other" and "otherwise" are not to be construed ejusdem generis with any foregoing words where a wider construction is possible;

          (i) references to liability are to include any liability whether actual, contingent, present or future; and

          (j) clause headings are for ease of reference only and are not to affect the interpretation of this Guarantee.

2         REPRESENTATIONS AND WARRANTIES BY THE GUARANTOR

2.1 The Guarantor hereby represents and warrants to SLKGM, and SLKGM has relied on such representation and warranty that:

          (a) the Guarantor is duly incorporated and is a validly existing company under the laws of its place of incorporation, has the capacity to sue or be sued in its own name and has power to carry on its business as now being conducted and to own its property and other assets;

          (b) the Guarantor has full power and authority to execute, deliver and perform its obligations under this Guarantee and no limitation on the powers of the Guarantor will be exceeded as a result of the Guarantor entering into this Guarantee;

          (c) the execution, delivery and performance by the Guarantor of this Guarantee and the performance of its obligations under this Guarantee have been duly authorised by all necessary corporate action and do not contravene or conflict with:

               (i) the Guarantor's memorandum and articles of association or other equivalent constitutional documents; or

               (ii) any existing law, statute, rule or regulation or any judgement, decree or permit to which the Guarantor is subject; or

               (iii) the terms of any agreement or other document to which the
                     Guarantor is a party or which is binding upon it or any of its assets; and

3         GUARANTEE AND INDEMNITY

3.1 As consideration of SLKGM entering into the Clearing Agreement with the Customer the Guarantor irrevocably and unconditionally undertakes the obligations and liabilities set out in clause 3.2 and clause 3.3.

3.2       The Guarantor irrevocably and unconditionally guarantees:


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          (a)  to pay to SLKGM on demand, and in the currency in which the same falls due for payment, all monies and liabilities which are now or at any time hereafter shall have [been advanced to] become due, owing or incurred by the Customer to or in favour of SLKGM under or in connection with any of the Agreements; and

          (b) the due and punctual performance and discharge by the Customer of all of its obligations and liabilities under each of the Agreements;.

3.3 The Guarantor, as a principal obligor and as a separate and independent obligation and liability from its obligations and liabilities under clause 3.2, irrevocably and unconditionally agrees to indemnify SLKGM in full on demand against all losses, costs and expenses suffered or incurred by SLKGM arising from or in connection with any of:

          (a)  SLKGM making available its services under the Agreements; or

          (b)  SLKGM entering into any of the Agreements;

          (c) any of the provisions of any of the Agreements being or becoming void, voidable, invalid or unenforceable; and

          (d) the failure of the Customer fully and promptly to perform any of its obligations to SLKGM under any of the Agreements.

3.4 The Guarantor shall indemnify and keep indemnified SLKGM (to the extent not indemnified under the Agreements or as otherwise indemnified under this Guarantee) on demand by SLKGM against all losses, actions, claims, costs, charges, expenses and liabilities suffered or incurred by SLKGM in respect of this Guarantee (including the costs, charges and expenses incurred in the enforcement of any of the provisions of this Guarantee or occasioned by any breach by the Guarantor of any of its obligations to SLKGM under this Guarantee).

4         SLKGM PROTECTIONS

4.1 The Guarantor acknowledges and agrees that this Guarantee is and at all times shall be a continuing security and shall extend to cover the ultimate balance due at any time from the Customer to SLKGM under or in respect of any of the Agreements and any of the transactions contemplated thereby.

4.2 The Guarantor acknowledges and agrees that none of its liabilities under this Guarantee shall be reduced, discharged or otherwise adversely affected by any act or omission which would have discharged or affected the liability of the Guarantor had it been a principal debtor instead of guarantor or indemnitor or by anything done or omitted by any person which but for this provision might operate to exonerate or discharge the Guarantor or otherwise reduce or extinguish its liability under this Guarantee.

4.3       Primary obligation

          (a) The obligations and liabilities expressed to be undertaken by the Guarantor under this Guarantee are those of primary obligor and not merely as a surety.

          (b) SLKGM shall not be obliged before taking steps to enforce any of its rights and remedies under this Guarantee.

4.4       No security

          (a) The Guarantor warrants to SLKGM that it has not taken or received, and agrees not to take, exercise or receive the benefit of any security or other right or benefit (whether by set-off, counterclaim, subrogation, indemnity, proof in liquidation or otherwise and whether from contribution or otherwise, all together "Rights") from or against the


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               Customer and any other person in respect of any liability of or payment by the Guarantor under this Guarantee or otherwise in connection with this Guarantee.

          (b) If any of such Rights is taken, exercised or received by the Guarantor, the Guarantor declares that such Rights and all monies at any time received or held in respect of such Rights shall be held by the Guarantor on trust for SLKGM for application in or towards the discharge of the liabilities of the Guarantor to SLKGM under this Guarantee.

          (c) The Guarantor agrees that all other Rights and all monies from time to time held on trust by the Guarantor for SLKGM under or pursuant to Clause 4.4(b) shall be transferred, assigned or, as the case may be, paid to SLKGM, promptly following SLKGM's demand.

4.5 This Guarantee shall be in addition to and shall not affect or be affected by or merge with any other judgement, security, right or remedy obtained or held by SLKGM from time to time for the discharge and performance of any of the liabilities and obligations of the Customer to SLKGM.

5         INTEREST

          (a) The Guarantor agrees to pay interest to SLKGM at the Interest Rate on all sums demanded under this Guarantee from the date of SLKGM's demand under this Guarantee or, if earlier, the date on which the relevant damages, losses, costs or expenses arose in respect of which such demand has been made, in each case until, but excluding, the date of actual payment:

          (b) the Guarantor agrees to pay interest to SLKGM at the Interest Rate after as well as before judgement;

          (c) all such interest shall accrue on a day-to-day basis and be calculated by SLKGM on the basis of a 365 day year and interest shall be compounded in accordance with the usual practice of SLKGM.

6         SUSPENSE ACCOUNT

          (a) SLKGM may place to the credit of a suspense account any monies received under or in connection with this Guarantee in order to preserve the rights of SLKGM to prove for the full amount of all of its claims against any of the Customer and any other person.

          (b) SLKGM may, at any time, apply any of the monies referred to in Clause 6(a) in or towards satisfaction of any of the monies, obligations and liabilities the subject of this Guarantee as SLKGM, in its absolute discretion, may from time to time conclusively determine.

7         APPROPRIATION

          The Guarantor shall not and may not direct the application by SLKGM of any sums received by SLKGM from the Guarantor under, or pursuant to, any of the terms of this Guarantee.

8         NEW ACCOUNTS

          (a) If this Guarantee ceases to be continuing for any reason whatsoever, then SLKGM may open a new account or accounts in the name of the Customer.

          (b) If SLKGM does not open a new account or accounts pursuant to clause 8(a), it shall nevertheless be treated as if it had done so at the time that this Guarantee ceases to be continuing (whether by determination, calling in or otherwise) in relation to the Customer.

          (c) As from that time, all payments made to SLKGM by or on behalf of the Customer shall be credited or be treated as having been credited to the new account or accounts and shall not operate to reduce the amount for which this Guarantee is available at that time


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               nor shall the liability of the Guarantor under this Guarantee in any manner be reduced or affected by any subsequent transactions, receipts or payments into or out of any such accounts.

9         DISCHARGE TO BE CONDITIONAL

          Any release, discharge or settlement between the Guarantor and SLKGM in relation to this Guarantee shall be conditional upon no right, security, disposition or payment to SLKGM by any of the Guarantor and any other person being void, set aside or ordered to be refunded pursuant to any enactment or law relating to breach of duty by any person, bankruptcy, liquidation, administration, protection from creditors generally or insolvency or for any other reason.

          If any such right, security, disposition or payment is void or at any time so set aside or ordered to be refunded, SLKGM shall be entitled subsequently to enforce this Guarantee against the Guarantor as if such release, discharge or settlement had not occurred and any such security, disposition or payment had not been made.

10        PAYMENTS AND TAXES

          (a) All sums payable by the Guarantor under this Guarantee shall be paid to SLKGM in full without:

               (i)  any set-off, condition or counterclaim whatsoever; and

               (ii) free and clear of all deductions or withholdings whatsoever save only as may be required by law or regulation which in either case is binding on it.

          (b) If any deduction or withholding is required by any law, practice or regulation (whether or not such practice or regulation has the force of law) in respect of any payment due from the Guarantor under this Guarantee or is in any event made, the relative sum payable by the Guarantor shall be increased so that, after making the minimum deduction or withholding so required, the Guarantor shall pay to SLKGM and SLKGM shall receive and be entitled to retain on the due date for payment a net sum at least equal to the sum which it would have received had no such deduction or withholding been required to be, or had in fact been, made.

          (c) The Guarantor shall promptly deliver or procure the delivery to SLKGM of all receipts issued to it evidencing each deduction and withholding which it has made.

11        DEMANDS AND NOTIFICATION BINDING

          Any demand, notification or certificate given by SLKGM specifying amounts due and payable under or in connection with any of the provisions of this Guarantee shall, in the absence of manifest error, be conclusive and binding on the Guarantor.

12        COSTS

          The Guarantor shall, on demand and on a full indemnity basis, pay to SLKGM the amount of all costs and expenses (including legal and out-of-pocket expenses and any Value Added Tax on such costs and expenses) which SLKGM incurs in connection with, inter alia:

          (a) the preparation, negotiation, execution and delivery of this Guarantee;

          (b) any actual or proposed amendment, variation, supplement, waiver or consent under or in connection with this Guarantee;

          (c)  any discharge or release of this Guarantee;


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          (d)  the preservation or exercise (or attempted preservation or exercise), and the enforcement (or attempted enforcement) of, any rights under or in connection with, this Guarantee; and

          (e)  any stamping or registration of this Guarantee.

13        SET-OFF

13.1 SLKGM may, without notice to the Guarantor, apply any credit balance which is at any time held by any office or branch of SLKGM for the account of the Guarantor in or towards satisfaction of any sum then due and payable from the Guarantor under this Guarantee.

13.2 For the purposes of exercising any rights under this Clause, or any rights under the general law, SLKGM may convert or translate all or any part of such credit balance into another currency applying a rate which in SLKGM's opinion fairly reflects the relative prevailing rates of exchange.

13.3 SLKGM is not obliged to exercise any of its rights under this Clause, which shall be without prejudice and in addition to any rights under the general law.

13.4 In this Clause "rights under the general law" means any rights of set-off, combination or consolidation of accounts, lien or similar right which SLKGM has under any applicable law.

14        COMMUNICATIONS

          Any demand or notice under this Guarantee shall be in writing signed by an officer or agent of SLKGM and (without prejudice to any other effective means of serving it) may be served on the Guarantor personally or by post and either by delivering it to any officer of the Guarantor at any place or by despatching it addressed to the Guarantor at the Guarantor's registered or principal office for the time being or a place of business of the Guarantor last known to SLKGM. Any such demand or notice delivered personally shall be deemed to have been received immediately upon delivery. Any such demand or notice sent by post shall be deemed to have been received at the opening of business in the intended place of receipt on the day following the business day on which it was posted, even if returned undelivered.

15        TRANSFERS

15.1      This Guarantee is freely assignable or transferable by SLKGM.

15.2 The Guarantor may not assign any of its rights and may not transfer any of its obligations under this Guarantee or enter into any transaction which would result in any of those rights or obligations passing to another person.

15.3 SLKGM may disclose to any person related to SLKGM and/or any person to whom it is proposing to transfer or assign or has transferred or assigned any of its rights under this Guarantee any information about the Guarantor and any person connected or associated with it. The Guarantor represents and warrants that it has and, subject to any contrary requirement of law, will maintain) any necessary authority by or on behalf of any such person to agree to the provisions of this Clause.

16        CURRENCY INDEMNITY

          If, under any applicable law or regulation or pursuant to a judgement or order being made or registered against the Guarantor or the liquidation of the Guarantor or without limitation for any other reason, any payment under or in connection with this Guarantee is made or falls to be satisfied in a currency (the `payment currency') other than the currency in which such payment is expressed to be due under or in connection with this Guarantee (the "contractual currency") then, to the extent that the amount of such payment actually received by SLKGM, when converted into the contractual currency at the rate of exchange, falls short of the amount due under or in


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          connection with this Guarantee, the Guarantor, as a separate and independent obligation, shall indemnify and hold harmless SLKGM against the amount of such shortfall. For the purposes of this Clause, "rate of exchange" means the rate at which SLKGM is able on or about the date of such payment to purchase, in accordance with its normal practice, the contractual currency with the payment currency and shall take into account (and the Guarantor shall be liable for) any premium and other costs of exchange including any taxes or duties incurred by reason of any such exchange.

17        MISCELLANEOUS

17.1 No delay or omission on the part of SLKGM in exercising any right or remedy under this Guarantee shall impair that right or remedy or operate as or be taken to be a waiver of it; nor shall any single partial or defective exercise of any such right or remedy preclude any other or further exercise under this Guarantee of that or any other right or remedy.

17.2 SLKGM's rights under this Guarantee are cumulative and not exclusive of any rights provided by law and may be exercised from time to time and as often as SLKGM deems expedient.

17.3 Any waiver by SLKGM of any terms of this Guarantee, or any consent or approval given by SLKGM under it, shall only be effective if given in writing and then only for the purpose and upon the terms and conditions, if any, on which it is given.

17.4 If at any time any one or more of the provisions of this Guarantee is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity and enforceability of the remaining provisions of this Guarantee nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall be in any way affected or impaired as a result.

18        LANGUAGE

          All notices demands or communications under or in connection with this Guarantee shall be in English.

19        LAW AND JURISDICTION

19.1 This Guarantee is governed by and shall be construed in accordance with English law.

19.2 The Guarantor irrevocably agrees for the [exclusive] benefit of SLKGM that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any dispute, which may arise out of or in connection with this Guarantee and for such purposes hereby irrevocably submits to the jurisdiction of such courts.

19.3 Nothing contained in this Clause shall limit the right of SLKGM to take proceedings against the Guarantor in any other court of competent jurisdiction, nor shall the taking of any such proceedings in one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not (unless precluded by applicable law).

19.4 The Guarantor irrevocably waives any objection which it may have now or in the future to the courts of England being nominated for the purpose of this Clause on the ground of venue or otherwise and agrees not to claim that any such court is not a convenient or appropriate forum.

19.5 The Guarantor hereby authorises and appoints [ ] of [ ] (or such other person being a firm of solicitors in England as it may from time to time substitute by notice to SLKGM) to accept service of all legal
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          such person(s) (or substitute) shall be deemed to be service on the
          Guarantor. Except upon such a substitution, the Guarantor shall not revoke any such authority or appointment, shall at all times maintain an agent for service or process in England and, if any such agent for any reason to be an agent for this purpose, shall forthwith appoint another agent and advise SLKGM accordingly.

EXECUTED and delivered as a Deed
by [           ]
in the presence of:

 ........................................

Director



 ........................................
Director/Secretary



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